Exhibit 10.52

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Date of Contract: 01/31/2020

Branded Jobber Contract (Retail) Documents Checklist (10-2017)
☐ Contract New

☒ Contract Renewal

Jobber Name : GPM Petroleum LLC	☐ Trial Franchise
Jobber Number : [***]
Business Development Manager : Christopher Laux

	Document Name	Document Number
☒	Branded Jobber Contract (Retail)	BJC (10-2017)

☒	Guaranty	BJC(R)-GUAR (4-2012)

☐	Minutes of a Joint Special Meeting of the Stockholders and Board of Directors of Corporation (Jobber)	BJC(R)-CORP (4-2012)

☒	Attachment A to Branded Jobber Contract (Retail) – Approved Retail Sites and Jobber’s Designated Terminals	BJC-A (9-2017)

☒	Attachment A-1 to Branded Jobber Contract (Retail) Total Minimum Annual Volume Requirement	BJC-A1 ((9-2017)

☒	Revised Summary of Title I of the Petroleum Marketing Practices Act and Amendment	BJC-PMPA (10-2001)

☐	Certification of Unanimous Action of Partnership (Jobber)	BJC(R)-PART (10-2001)

☒	Certification of Unanimous Action of Limited Liability Company (Jobber)	BJC(R)-LLC (4-2012)

If Trial Franchise is checked above, the following are to be included:

☐	Trial Franchise Rider to Branded Jobber Contract Retail	BJC(R)-TF (4-2012)

List ALL MISCELLANEOUS documents /attachments, to the Branded Jobber Contract, below:

☐

☐

☐

☐

/s/ Latimore Burns
BP Signature

Branded Jobber Contract - Checklist

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Jobber Number [***]
(State “Trial Franchise,” if applicable)
Branded Jobber Contract (Retail) BJC llc (10-2017)
This Branded Jobber Contract (“Contract”) is by and between BP Products North America Inc. and hereinafter referred to as “Company,” with a principal office located at 150 West Warrenville Road, Naperville, IL 60563; and

GPM Petroleum LLC	(“Jobber”), a Delaware Limited Liability Company,
(State exact legal name of Jobber)	(State legal entity)

with its principal offices located at	8565 Magellan Parkway, Suite 400, Richmond, VA 23227
(complete address of principal office A post office box is not sufficient)

Now, Therefore, Company and Jobber, intending to be legally bound, agree to the following:

1. Term. The term (“Term”) covered by this Contract will be for a period of __three (3)__ years beginning on __January 1, 2020__ and ending on __December 31, 2022, unless terminated earlier by law or by the terms of this Contract or unless extended by Company for a period of time designated by Company in a written notice delivered to Jobber. If the franchise relationship underlying this Contract continues for any reason beyond the expiration date indicated above, as the same may have been extended by Company, this Contract will be automatically extended through the expiration or termination of such franchise relationship, unless otherwise terminated, or until Jobber receives written notice that Company is not renewing the Contract, or until the parties enter into a new branded jobber contract, if offered by Company.

2. Products, Approved Retail Sites, and Annual Volume Requirement.

(a) Products to be purchased. Company agrees to sell and, to the extent permitted by law, Jobber agrees to purchase and receive Company’s currently offered and available branded motor fuel products, for resale to the public, as determined and designated solely by Company (“Products”), including, but not limited to: BP Branded Fuel, AMOCO Branded Fuel, Branded Diesel, Branded Renewable Fuel and/or Other Branded Fuel (as defined below). During the Term of this Contract, only designated Products authorized by Company may be sold to the public at the Approved Retail Sites (defined herein).

(i) “BP Branded Fuel”, which means motor fuel bearing the BP Brand. Upon Company’s prior approval, Jobber may be permitted to sell, on a non-exclusive, limited, site-specific basis, BP Branded Fuel, and make use of certain BP Trade Identities, as set forth in Paragraph 5, Trade Identities.

(ii) “AMOCO Branded Fuel”, which means motor fuel bearing the AMOCO Brand. Upon Company’s prior approval, Jobber may be permitted to sell, on a non-exclusive, limited, site-specific basis, AMOCO Branded Fuel, and make use of certain AMOCO Trade Identities, as set forth in Paragraph 5, Trade Identities.

(iii) “Branded Diesel”, which means any diesel fuel that becomes branded by Company. Company makes no representations or warranties that Branded Diesel will be offered or available during any part of the term of this Contract.    But if and when available and upon Company’s prior approval, Jobber may be permitted to sell, on a non-exclusive, limited, site-specific basis, Branded Diesel, and make use of certain Branded Diesel Trade Identities, as set forth in Paragraph 5, Trade Identities.

(iv) “Branded Renewable Fuel”, which is defined in subsection (b) below. Company makes no representations or warranties that Branded Renewable Fuel will be offered or available during any part of the term of this Contract.    But if and when available and upon Company’s prior approval, Jobber may be permitted to sell, on a non-exclusive, limited, site-specific basis, Branded Renewable Fuel, and make use of certain Branded Renewable Fuel trade identities, as set forth in Paragraph 5, Trade Identities.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(v) “Other Branded Fuel”, which is defined in this paragraph. Company makes no representations or warranties that another brand of Company motor fuel will be offered or available during any part of the Term of this Contract. But if and when available and upon Company’s prior approval, Jobber may be permitted to sell, on a non-exclusive, limited, site-specific basis, a designated brand of motor fuel other than BP Branded Fuel, AMOCO Branded Fuel, Branded Diesel, or Branded Renewable Fuel within the Company’s family of brands (“Other Branded Fuel”), and to make use of certain of Company’s Trade Identities associated therewith, as set forth in Paragraph 5, Trade Identities.

By signing this Contract, Jobber affirms and acknowledges that:

•	Company has multiple brands of motor fuel.

•

In conjunction with Paragraph 5 of this Contract, at Company’s sole discretion and regardless of proximity to any other retail site with any of Company’s Trade Identities, Company can choose to supply and/or authorize the sale of any of its Products at any retail site, including but not limited to any sites owned or operated by Company.

(b) Renewable Fuel.

(i) Jobber may sell Renewable Fuel where required or mandated by law, provided any such Renewable Fuel must meet all federal, state and local standards. “Renewable Fuel” is (i) fuel where no less than 10 percent and no more than 85 percent of the volume consists of ethanol; and (ii) any mixture of biodiesel and diesel or renewable diesel (as defined in regulations adopted pursuant to Section 211(o) of the Clean Air Act (40 CFR part 80), determined without regard to any use of kerosene and containing at least 20 percent biodiesel or renewable diesel. To the extent the definition of Renewable Fuel is inconsistent with the definition of renewable fuel as set forth in 15 U.S.C. §2807(a)(1), as the same may be amended from time to time (“Renewable Fuel Statute”), then the definition of “Renewable Fuel” herein will be the same as the definition of renewable fuel contained in the Renewable Fuel Statute.

(ii) If Company is offering either Branded or Unbranded Renewable Fuel for resale at the Approved Retail Sites, then all of Jobber’s Renewable Fuel must be purchased from Company, subject to all applicable laws. If Jobber is required or mandated to sell Renewable Fuel at a time when Company is not offering Branded or Unbranded Renewable Fuel for resale at the Approved Retail Sites, then Jobber may purchase such Renewable Fuel from another source, provided that Jobber begins purchasing such Branded or Unbranded Renewable Fuel from Company immediately after Jobber receives notice from Company that it is offering Branded or Unbranded Renewable Fuel to Jobber for resale at the Approved Retail Sites.

(c) Diesel.

(i) If Company is offering Branded or Unbranded Diesel for resale at the Approved Retail Sites, then all of Jobber’s Branded or Unbranded Diesel for the Approved Retail Sites must be purchased from Company. If Company is not offering Diesel for resale at the Approved Retail Sites, then Jobber may purchase Diesel for the Approved Retail Sites from another source, provided that (A) the Diesel is sold as unbranded Diesel, and (B) Jobber begins purchasing Diesel from Company immediately after Jobber receives notice from Company that it is offering Branded or Unbranded Diesel to Jobber for resale at the Approved Retail Sites.

(ii) Jobber acknowledges and agrees to review Company’s current on-site winterization guidelines for diesel on Company’s portal at http://bpconnection.com. Jobber covenants that it will at all times comply with such guidelines and complete all documentation required by Company to confirm such compliance. Jobber further acknowledges and agrees that on and after the date Company installs its own terminal winterization, that Jobber has the option to purchase such blended diesel product from Company in lieu of on-site winterization.

(d) Approved Retail Sites. Attachment A will set forth, among other things, the retail sites approved under Paragraph 6(a) below, from which the Company Products purchased by Jobber from Company may be resold to the public (“Approved Retail Sites”). Jobber will provide Company with, among other things, the complete address for each Approved Retail Site. All retail locations at which Company’s approval has been revoked will be deemed automatically removed from Attachment A on the date approval is revoked.

(i) Jobber acknowledges and agrees that it has entered into this Contract without any reliance as to the present or future proximity of other Company-branded retail sites to Jobber’s current Approved Retail Sites, including retail sites branded “BP,” “AMOCO” or any other Company Trade Identities, and including sites owned or operated by Company.

(e) Resale of Products. Products purchased under this Contract will not be resold, under Company’s Trade Identities (as defined in Paragraph 5(a) below), from any location unless and until said location is set forth on Attachment A and/or unless and until said location has been approved pursuant to Paragraph 6(a) below. Jobber will not sell, supply or deliver any Products purchased under this Contract to any retail location that is directly-supplied by Company or that is designated by Company as a directly supplied location.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(f) Total—Minimum Annual Volume Requirement. Jobber will be required to purchase a minimum number of gallons of Products during every continuous 12-month period during the Term as set forth in Attachment A-1 (“Annual Volume Requirement”), with the first period commencing on the beginning date of the Term. In the event that Jobber fails for any reason to acquire from Company the minimum amount of total Annual Volume Requirement required for each applicable 12-month period, Jobber will be in breach of this Contract, and Company may terminate this Contract and/or non-renew any franchise relationship as described in Paragraph 16 of this Contract. Jobber also acknowledges and agrees that Company’s rights and remedies pursuant to the Contract will be without prejudice to all other rights and remedies available to Company pursuant to this Contract, at law, or in equity, including, but not limited to, the right to seek actual and any consequential damages caused by or related to Jobber’s breach of the Contract.

(g) Per Site—Minimum Annual Volume Requirement. Jobber will be required to purchase a minimum of [***] gallons of Products during every continuous 12-month period during the Term for each and every Approved Retail Site (“Per Site Annual Volume Requirement”), with the first period commencing on the beginning of the Term. In the event that Jobber fails for any reason to acquire from Company the minimum amount of Per Site Annual Site Volume Requirement required for each applicable 12-month period for any one Approved Retail Site, Company may revoke its approval of such Approved Retail Site, at which time it will automatically be removed from the list of Approved Retail Sites set forth on Attachment A of this Contract. Jobber also acknowledges and agrees that Company’s rights and remedies pursuant to this Contract will be without prejudice to all other rights and remedies available to Company pursuant to this Contract, at law, or in equity, including, but not limited to, the right to seek actual and any consequential damages caused by or related to Jobber’s breach of the Contract.

(h) Trial Franchise. If this Contract states that this Contract is a “Trial Franchise”, then Jobber will provide to Company, prior to the beginning of the Term, Jobber’s estimate of the quantities of all Products that it expects to purchase and supply during the first year for each and every Approved Retail Site.

(i) Updates to Attachment A. Company may provide to Jobber an updated, amended and/or revised Attachment A from time to time during the Term (“Updated Attachment A”), which will immediately supersede the previous Attachment A received by Jobber. Jobber will immediately notify Company in writing if it notices an error in such Attachment A, or if it is no longer able to supply an Approved Retail Site listed in Attachment A. If such written notice isn’t received by Company within five (5) days of the date Company delivered the Updated Attachment A, the information contained in the Updated Attachment A shall be deemed by Jobber to be true, complete and accurate.

3. Jobber’s Designated Terminals, Price of Products, Title and Risk of Loss.

(a) Prices. All terminals where Jobber will take delivery of the Products sold under this Contract will be determined and designated by Company (“Jobber’s Designated Terminals”) and set forth in Attachment A, as amended from time to time. The price which Jobber will pay for each Product sold under this Contract will be Company’s jobber buying price for that brand of Product as authorized by Company pursuant to Paragraph 5 of this Contract, in effect on the date and at the time of sale for each of Jobber’s Designated Terminals (“Jobber Buying Price”). In addition to the applicable Jobber Buying Price, Jobber will also pay all other applicable charges, including, but not limited to, those charges categorized in Paragraph 25 below.

(b) Title and risk of loss. Title and risk of loss to all Products sold to Jobber under this Contract will pass to Jobber f.o.b. Jobber’s Designated Terminals at the time of loading into Jobber’s transport equipment, including any contract carrier equipment engaged by Jobber.

4. Payment Terms.

(a) Credit. Nothing in this Contract will be construed as obligating Company to extend credit to Jobber. If Company, in its sole discretion, determines to extend credit to Jobber, it will do so: (i) in accordance with Company’s then current credit policies, as amended from time to time; (ii) subject to Jobber timely providing annual financial statements; and (iii) subject to the execution of a guaranty by Jobber’s principal or by a third party provided such guaranty is deemed satisfactory by Company. Upon Company’s request, in accordance with Company’s then current credit policies, Jobber will also provide Company with interim financial statements and a letter of credit, cash deposit and/or other form of security acceptable to Company. Company reserves the right to change its credit terms and policies at any time either for the class of trade generally or for Jobber individually and, among other things, to revoke Jobber’s credit (if previously extended), and require that Jobber pay for all Products and services under this Contract via the advance payment methods set forth in Paragraph 4(b) below. Payment discounts are not applicable to taxes, inspection fees and the like.

(b) Jobber payments method. Jobber will pay for all Products, open account items and all other items and services under this Contract via the payment method designated for Jobber by Company, which may include electronic funds transfer (“EFT”), advance payment via bank wire transfer, or such other comparable payment methods then required by Company. Company reserves the right to change Jobber’s payment method at any time either for the class of trade

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

generally or for Jobber individually. Jobber will establish an account with a financial institution, on terms acceptable to Company, that provides EFT services and will authorize Company to initiate transfers of funds between Jobber’s account and Company’s accounts for payment of any and all amounts due to Company under this or any other agreement. Jobber will provide Company with all information and authorization necessary to debit and credit Jobber’s account via EFT. These drafting authorities will remain in full force and effect during the entire Term of this Contract giving Company the right, at all times, to withdraw funds for sums owed to Company from Jobber’s account, via EFT.

(c) Rights of Company. Company is entitled to restrict deliveries, as determined by Company, require additional security and/or terminate or non-renew this Contract, in addition to exercising any other rights Company may have under this Contract at law or in equity in the event of: (i) one or more incidents of a failure by Jobber to timely or fully pay, including the inability for Company to withdraw sums via EFT because of nonsufficient or uncollected funds, a bank wire transfer that was not authorized or had a stop payment, or any other stop payment or nonpayment reason; or (ii) Jobber’s failure to supply required or requested financial information or security acceptable to Company; or (iii) Jobber’s financial distress; or (iv) a determination by Company that Jobber may be unable to timely or fully pay in the future.

(d) Finance and service charges. Company will, at its election, assess finance charges on all amounts not paid by Jobber on the net due date. Finance charges will be assessed monthly at an annualized rate equal to the greater of (i) 8%, or (ii) 2% over the highest Prime Rate published in the Wall Street Journal (“Money Rates” section) on the last business day of the month preceding the assessed charge (or if such rate exceeds the highest rate allowable by law, then the highest rate allowable by law), or in the event such rate ceases to be determined and reported in such publication, any comparable rate determined in good faith by Company. Company reserves the right to change this finance charge rate at any time without prior notice to Jobber. Company will also impose a service charge for each attempted withdrawal via EFT which is dishonored for nonsufficient or uncollected funds, whether or not subsequently paid by Jobber. All charges assessed by Company will be collected by withdrawing funds from Jobber’s account via EFT.

(e) Company invoices. Other than those disputes governed by Paragraph 20 below, Jobber must notify Company in writing of disputes regarding any charges or other items on any Company invoice or statement within 60 days after Jobber’s receipt of same. If Jobber fails to dispute a charge or other item within this 60 day period, the invoice or statement in question will be presumed to be accurate.

5. Company’s Trade Identities and Image.

(a) Use of Trade Identities generally. Jobber will be permitted to use, and will be permitted to allow its dealers and others that Jobber supplies with Products purchased under this Contract (“Jobber-Marketer”) to use — on a non-exclusive, limited, site-specific basis at Approved Retail Sites — certain and specifically designated Company (BP, AMOCO, or others), trademarks, service marks, trade names, brand names, trade dress, logos, color patterns, color schemes, design schemes, insignia, image standards and the like (individually, as “Brand” and collectively, as “Trade Identities”) in connection with the advertising, distribution and/or resale of the Products authorized by, supplied by and/or purchased from Company under this Contract. Company’s Trade Identities may include those in use at the time this Contract is executed and may also include, in the Company’s sole discretion, those Trade Identities that the Company may subsequently implement, develop, adopt, or otherwise obtain through licenses or other means. Company will retain, at all times, the right to determine which Brands and/or Trade Identities will be used or displayed, and the manner of their use or display, at an Approved Retail Site, and the right to restrict the use or display of certain Trade Identities to certain Approved Retail Sites (or to certain locations at an Approved Retail Site), regardless of the Approved Retail Sites’ proximity to other sites branded with any Company Trade Identity, including sites owned or operated by Company. Company will also have the right, at any time and for any reason, to revoke its approval to use certain or all of its Trade Identities at certain or all Approved Retail Sites (or at certain locations at an Approved Retail Site) — as further provided in Paragraphs 5(e) and 6(b) below — and, where applicable and in its sole discretion, to substitute any other Trade Identities in their place. Jobber will not directly or indirectly cause any Trade Identity to become fixtures or part of the real property.

(b) Use of Trade Identities governed by this Contract, related agreements and related guidelines, etc. The permission to use Company’s Trade Identities will be governed by the terms and conditions of this Contract and related agreements, including all attachments, schedules, appendices and amendments attached to and incorporated in those agreements. In addition, Company’s Trade Identities will only be used in accordance with — and only if Jobber complies with --the guidelines, policies, procedures, programs, requirements, specifications, standards (both operational and visual) and strategies issued by Company, as amended from time to time.

(c) Use of Trade Identities on signage. Jobber will be permitted to acquire and display approved signage bearing Company’s Trade Identities (“Trade Identity Signage”), in connection with the advertising, distribution and/or resale of Products under this Contract, on an Approved Retail Site-specific basis. Under no circumstances will Jobber be allowed to relocate signage bearing Company’s Trade Identities to another Approved Retail Site or other retail location without Company’s prior consent. Jobber will provide Company with a list of all signage bearing Company’s Trade Identities in Jobber’s possession and/or control and the exact location of said signage at the Approved Retail Site, upon Company’s request.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(d) Use of Trade Identities in conjunction with the sale of Representative Amounts of certain Products. At all times at each Approved Retail Site under this Contract, Jobber will offer for sale, or cause to be offered for sale, representative amounts of each grade of Company-branded Products that are necessary, in Company’s discretion, to satisfy public demand (“Representative Amounts”). If Jobber or its Jobber-Marketers ceases to offer or make available one or more of these designated Products in the required Representative Amounts at an Approved Retail Site, Company may revoke its prior approval to use certain or all of its Trade Identities at the Approved Retail Site, in which case Jobber will cease using or displaying, or cause its Jobber-Marketers to cease using or displaying, certain or all of Company’s Trade Identities at that site.

(e) Use of Trade Identities in conjunction with Company’s retail marketing strategies and development plans, image programs and standards. At each Approved Retail Site, including each Jobber-Marketer Approved Retail Site, Jobber will comply with, and ensure that all of its Jobber-Marketers comply with, Company’s then current image programs and standards (both operational and visual), as amended from time to time, which may include programs and standards for the design, construction, maintenance, appearance and cleanliness of the Approved Retail Sites at which the Trade Identities is installed and displayed.

As part of this image compliance requirement, Jobber will ensure that no items of a pornographic or sexually explicit nature are displayed, used, stored, offered, rented or sold at any Approved Retail Site, items of this nature will include, but will not be limited to, magazines, videotapes, compact disks, digital video disks, or like materials which are pornographic, sexually explicit or so-called “adult” in nature.

Additionally, as part of this image compliance requirement, Jobber will ensure that no illegal drugs, synthetic drugs produced to mimic illegal drugs, (including, but not limited to cannabinoids), or items that are intended or designed for use in ingesting, inhaling or otherwise consuming an illegal drug are displayed, used, stored, offered, rented or sold at any Approved Retail Site, items of this nature will include, but not be limited to, pipes, tubes, roach clips, instructions or descriptive materials, or containers for concealing illegal drugs or paraphernalia.

Jobber further agrees, as part of this image compliance requirement, that no gambling devices, machine or equipment are displayed, used, stored, offered, rented or sold at any Approved Retail Site, items of this nature will include, but not be limited to, slot machines, pinball machines (except those that do not return to the player anything but free additional games), cane racks, knife racks, artful dodgers, punch boards, roll downs, merchandise wheels, roulette wheels, video poker, video pull-tabs or similar devices. Items of this nature shall specifically exclude equipment used for sale of lottery tickets endorsed by the State in which the Approved Retail Site is located.

Jobber also agrees, as part of this image compliance requirement, to neither display nor offer to sell or give away any offensive images or any symbols of hatred, as determined by Company’s sole discretion, including but not limited to Nazi emblems, Ku Klux Klan materials, Confederate flags or paraphernalia as well as any other material containing epithets based on racial, ethnic, national origin, religious, sex or sexual orientation designation.

Jobber also agrees that its right to use Company’s Trade Identities under this Contract will be subject to Company’s then current retail marketing strategies and development plans, as amended from time to time. If an Approved Retail Site no longer conforms or fails to conform to Company’s then current retail marketing strategies and development plans, as amended from time to time, or to Company’s then current image programs or standards (both operational and visual), as amended from time to time, or to the foregoing image compliance requirements, Company may revoke its prior approval to use certain or all of its Trade Identities at the Approved Retail Site, in which case Jobber will cease using or displaying, or cause the offending Jobber-Marketer to cease using or displaying, certain or all of Company’s Trade Identities at that site.

(f) Use of Trade Identities on Jobber’s property including websites. Jobber will be permitted to display Company’s Trade Identities in conjunction with Jobber’s websites, business forms, advertising materials, structures, vehicles, and other Jobber property directly related to the advertising, distribution and/or resale of Products under this Contract. Jobber may only do so, however, if the words “Products Distributor” or “Products Jobber” appear immediately adjacent to the displayed location of said Trade Identities. Company will have the right to approve such use of its Trade Identities in advance and to revoke its approval at any time and for any reason. If Company exercises its right to revoke, terminate or nonrenew, or if the property in question is sold or otherwise transferred, Jobber will immediately (i) cease using or displaying, remove, cover or obliterate, or (ii) cause any third party to immediately cease using or displaying, remove, cover or obliterate the Trade Identities on the property in question.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(g) Misuse of Trade Identities with Jobber’s company name or Jobber’s own trade identities. Jobber will not use any of Company’s Trade Identities as part of Jobber’s company name. If Jobber has formed a company or has acquired a company that uses any of Company’s Trade Identities as part of Jobber’s company name, it will be required to amend its articles of incorporation or organization so as to delete Company’s Trade Identities from its company name. Likewise, Jobber will not use any of Company’s Trade Identities as part of Jobber’s own trade identities. If Jobber has developed trade identities or has acquired trade identities that incorporate any of Company’s Trade Identities as part of Jobber’s trade identities, it will be required to delete Company’s Trade Identities from its own trade identities.

(h) Misuse of Trade Identities in connection with certain sales. Jobber will not use any of Company’s Trade Identities in connection with the advertising, distribution and/or resale of: (i) any dilution or adulteration of a Product authorized by, supplied by and/or purchased from Company; (ii) any mixture or blend of Products authorized by, supplied by and/or purchased from Company, without Company’s prior written consent (which consent may be revoked at any time and for any reason); (iii) any Product authorized by, supplied by and/or purchased from Company but sold under an incorrect or inappropriate Company Trade Identities or sold through unapproved or disapproved packages, containers or equipment; or (iv) any product not authorized by, supplied by and/or purchased from Company. In furtherance thereof, Jobber shall not introduce any Products into any storage tank(s), transportation vehicle(s), or pump(s) that has supplied or been used for storage, transportation or dispensing of any motor fuels other than the Products until such tank, vehicle or pump has been purged of all such motor fuels. Company must be provided with fourteen (14) days advance written notice if Jobber intends to introduce any of the Products into a storage tank or pump that has been supplied or been used for storage or dispensing of motor fuels other than the Product. In addition, Jobber will not use or display at any Approved Retail Site, any trademarks, service marks, or brand names of any company or entity that is affiliated with the sale of motor fuel products other than Company’s Trade Identities or Jobber’s trade identities. In the event Company believes Jobber or any Approved Retail Site is in violation of this section, Company may, but shall not be obligated to, perform tests at such Approved Retail Sites, the costs of which shall be paid in full by Jobber.

(i) Company’s right to audit. To verify Jobber’s performance under this Contract and related agreements or as part of a Company compliance program, as issued and amended from time to time, Company will have the right to: audit records in the possession or control of Jobber or its Jobber Marketers; inspect all Approved Retail Sites; and sample all Products in the possession or control of Jobber and/or its Jobber Marketers. Jobber will cooperate fully and completely throughout the audit and inspection processes, and ensure that its Jobber-Marketers cooperate fully and completely. If Jobber designates its records as confidential, Company will not voluntarily disclose said information to anyone without Jobber’s written consent, except to those directors, officers, shareholders, employees, agents, principals or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (“Agents”) of Company with a need to know.

(j) Discontinued use of Trade Identities.

(i) Upon expiration or termination of this Contract, for any reason, Jobber will immediately cease using or displaying, and cause all of its Jobber-Marketers to cease using or displaying, Company’s Trade Identities and will dispose of all signage in accordance with this Contract. All remaining evidence of Company’s Trade Identities will be immediately obliterated by Jobber.

(ii) Company will have the right to cause any and all signage bearing Company’s Trade Identities to be removed, or to cause Company’s Trade Identities on said signage to be removed, covered or obliterated, from any disapproved retail location or from any retail location at which Company’s approval has been revoked, including those Trade Identities on any personal property sold or transferred by Jobber or a Jobber Marketer.

(iii) If Jobber does not immediately cease using or displaying, and cause its Jobber-Marketers to cease using or displaying, Company’s Trade Identities when required in this Contract, Company will have the irrevocable right to use any means necessary to remove, cover or obliterate the Trade Identities, including entering upon the relevant premises or filing a legal action, with Jobber’s full and complete cooperation, and at Jobber’s expense. Jobber will reimburse Company for all expenditures incurred in removing, covering and obliterating Company’s Trade Identities hereunder, including, but not limited to, attorneys’ fees and court costs.

(k) [***]

(l) Canopies for Branded Diesel. All Branded Diesel sold by Jobber will be only under Company-branded canopies or from a Branded Diesel dispenser at a location not under canopy approved by Company, at the Approved Retail Site(s) and all pumps dispensing diesel under Company-branded canopies, even if not Branded Diesel, will conform in all respect to Company’s then current image programs and standards for Branded or Unbranded Diesel, as amended from time to time, except as otherwise agreed to and in writing by Company. Notwithstanding the foregoing, if Company is offering diesel for resale at the Approved Retail Sites, then all of Jobber’s diesel must be purchased from Company, as provided in Paragraph 2(c)(i) of this Contract.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

6. Site Approval.

(a) Use of Company’s Trade Identities at each Approved Retail Site. It is and will be an on-going condition of the right to use Company’s Trade Identities under this Contract, which Jobber must first obtain Company’s prior written consent for each and every location that Jobber desires to identify with Company’s Trade Identities, including all Jobber-Marketer retail locations. The approval and designation as an Approved Retail Site will be within Company’s sole discretion and will be based on certain factors and upon certain criteria relative to the site, including, but not limited to: current or proposed appearance; current or proposed Trade Identities and Brand to be used; location of underlying real estate; ownership status of underlying real estate; current or proposed mode of operation; current or proposed offer; current or projected volume; current or proposed hours of operation; current or proposed training capabilities; current or proposed improvements, facilities or equipment; enrollment or participation in the Company’s brand assurance program; Company’s then current image programs and standards (both operational and visual), as amended; or Company’s then current or amended retail marketing strategies and development plans in the vicinity of the proposed location, or elsewhere. For purposes of emphasis and elaboration, but without limitation, Company will have the right to require motor fuel dispensers to be covered by approved canopies and to be equipped with approved card readers. Company will also have the right to determine the appropriate geographic density, Brand, and channel-of-trade mix for all retail locations identified and/or to be identified with Company’s Trade Identities. It will be a further requirement that Jobber has used and/or is using its best efforts to develop, operate and/or supply its then currently Approved Retail Sites. Company’s right of approval hereunder will also apply to those situations where Jobber desires to supply a retail location that is then currently identified with Company’s Trade Identities but supplied by another branded jobber or other supplier of Company’s Products. Company will retain, at all times, the right to determine or the right to approve which Trade Identities will be used or displayed, and the manner of their use or display, at an Approved Retail Site and the right to restrict the use or display of certain Trade Identities to certain Approved Retail Sites (or to certain locations at an Approved Retail Site).

(b) Site approval revoked. Company will have the right to revoke its prior approval identifying an Approved Retail Site if the site no longer conforms to or fails to conform to: the terms or conditions of this Contract and related agreements; any other agreements with Company or an affiliate of Company; the Company’s then current image programs or standards (both operational and visual), as amended from time to time; the Company’s then current retail marketing strategies and development plans, as amended from time to time; or to any law or regulation. Company will also have the right to revoke its prior approval identifying an Approved Retail Site based upon, but not limited to, the factors and criteria set forth in Paragraph 6(a) above. For purposes of emphasis and elaboration, but without limitation, Company will have the right to revoke its prior approval identifying an Approved Retail Site if – after 6 months from Company’s request – the site is not identified with approved Trade Identities, the motor fuel dispensers at the sites are not covered by approved canopies or said dispensers are not equipped with approved card readers. In addition to the foregoing, if Company approves a site which is operating as a competitor site at the time of such approval, Company’s approval is automatically revoked if such site is not identified with approved Trade Identities within six (6) months of the date of the original site approval. If Company revokes its approval, Jobber will immediately cease using or displaying, or cause its Jobber-Marketers to cease using or displaying, Company’s Trade Identities at that retail location as described in Paragraph 5(j)(ii). Company will also have the right, at any time and for any reason, to revoke its prior approval to use certain or all of its Trade Identities at certain or all Approved Retail Sites (or at certain locations at an Approved Retail Site) and, where applicable and in its sole discretion, to substitute any other Trade Identities in their place.

(c) Jobber’s right to supply disapproved or revoked sites. Nothing in this Contract will prevent Jobber from supplying a disapproved retail location or a retail location at which Company’s approval has been revoked provided that Jobber does not permit Company’s Trade Identities to be displayed at that location.

7. Marketing Responsibility at Approved Retail Sites.

(a) Jobber to use best efforts to market at each Approved Retail Site. Jobber will use its best efforts to market, or cause to market, the Products covered by this Contract at each and every Approved Retail Site and within the trade area of each and every Approved Retail Site.

(b) Marketing within the trade area of an Approved Retail Site not exclusive. This Contract does not confer upon Jobber exclusive marketing rights, specific Trade Identities, and/or trademark rights within any trade areas. Company will, at all times and for any reason, maintain its sole and unlimited right to make other provisions for the marketing of its Products and services under any of its Trade Identities within the trade areas of Jobber’s Approved Retail Sites, or elsewhere, including, but not limited to: establishing its own directly-operated, contractor-operated, or commission marketer retail locations; establishing its own directly-supplied reseller/Jobber retail locations; and/or approving retail locations to be operated or supplied by other jobbers.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

8. Payment Methods including Credit Cards.

(a) Company’s Payment Methods Program. Company may from time to time endorse and sponsor specific proprietary and third party payment methods including certain credit cards, charge cards, fleet cards, debit cards, pre-paid cards and the like (individually or collectively, “Payment Methods”) for use at specified Approved Retail Sites selling Company’s Products. Company will not be obligated to sponsor or participate in any specific Payment Methods program, or may withdraw its sponsorship of, or participation in, any such program at any time, or may condition any sponsorship or participation upon payment of service, equipment or other fees by Jobber. If Company does sponsor a Payment Methods program (“Payment Methods Program”), Jobber agrees that Company’s proprietary Payment Methods and all third party Payment Methods specified by Company will be accepted at each payment point (including card-readers-in-dispensers, if present) at each Approved Retail Site including, but not limited to, cents off per gallon loyalty cards and other Company proprietary reward program cards (except where prohibited by law). Jobber will strictly comply with the operating rules, terms and conditions of any Payment Methods Program that Company may sponsor, by and through any manuals, bulletins, or other forms of written or electronic communications, as issued and as amended from time to time.

(ii) Company will have the right to charge back sales transaction amounts made by Jobber’s customers or by customers of its Jobber-Marketers for a period of 6 months from the date of a transaction. Jobber must maintain, or cause to maintain a paper record of each transaction receipt for a period of 13 months. This obligation to maintain a paper record of each transaction does not impose any obligation on Jobber to retain a similar electronic record.

(b) BP System. For purposes of this Contract, the “BP System” means Company’s then current equipment and software it requires from time to time as the electronic payment server and forecourt controller (“Commander”) box required by Company and which is located at the Approved Retail Sites combined with the wide area network infrastructure outsourced by Company, both of which act as the interface between the Approved Retail Site and the processor selected by Company (“Settlement Processor”), to ultimately transfer Cardholder Data (defined below) collected by Approved Retail Sites for authorization and settlement. Company makes no representations or warranties that it will perform the duties of the Settlement Processor or contract with any affiliate or unrelated party to perform the duties of the Settlement Processor. Jobber acknowledges and agrees that (i) if Company designates a Settlement Processor for any Approved Retail Site(s), that Jobber will use such Settlement Processor; (ii) if no Settlement Processor is designated for an Approved Retail Site, or if a Settlement Processor ceases to perform such services, Jobber will be responsible for contracting with an approved party to perform the duties of the Settlement Processor, and (iii) Jobber fully releases Company from any acts or omissions of the Settlement Processor.

(i) Company transfers Jobber’s payment card transactions to the Settlement Processor on behalf of Jobber for purposes of processing settlement. Jobber acknowledges and agrees that Company is only liable to Jobber for any non-received payment card transaction settlement funds to the extent that Company actually received such payment card transaction settlement funds from the Settlement Processor.

(c) Electronic point-of-sale equipment, software and firmware. Jobber will comply with Company’s point-of-sale policies and guidelines, as amended from time to time. Prior to selling any Products at any Approved Retail Site(s) and using BP System, Jobber will purchase and install, or cause to be installed with a Company-approved provider, at each Approved Retail Site electronic point-of-sale equipment approved by Company (“Pre-Approved Equipment”) for processing transactions on the BP System. The purchase and installation of the Pre-Approved Equipment will be at the sole cost and expense of Jobber. If at any time there are new requirements for point-of-sale equipment, within six (6) months of Company’s request, Jobber will upgrade, or cause to be upgraded such Pre-Approved Equipment as specified by Company at Jobber’s sole cost. Subject to this Section, all such Pre-Approved Equipment will, at all times, be connected to the BP System and will be operated using Company’s and/or vendor’s required most current Payment Methods software and firmware. Jobber will install Company’s and/or vendor’s required most current software and firmware within 6 months of its release. Jobber shall own and/or be fully liable for the Approved POS Equipment that is installed at the Facility including all duties and responsibilities for maintenance and security in full compliance with this Agreement. Jobber shall address any defects in the Pre-Approved Equipment directly with its vendor. Notwithstanding the foregoing, Jobber acknowledges that the software and firmware and the specifications are proprietary products of Company or its vendors. Unless otherwise specified, no right, title or ownership interest in any software or firmware will be transferred to Jobber from Company. Under no circumstances will Jobber reverse engineer, decompile, disassemble or otherwise attempt to derive the source code for the software or firmware or alter its intended functionality. Within 6 months of Company’s request, Jobber will pay any and all additional or new costs or fees that may be incurred by Company that are associated with the operation of the BP System, including, but not limited to, costs associated with satellite connections, access and/or telecommunications. Any updates or patches to Payment Methods software and firmware that is part of the Pre-Approved Equipment will be provided through the annual software maintenance (ASM”) contract that Jobber is required to enter into with the third party approved by Company. Jobber will install such updates and patches within the time period specified by the third party providing the ASM services.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(i) Jobber shall pay Company within thirty (30) days of receiving an invoice for all fees and charges invoiced by a third party in connection with Pre-Approved Equipment or any software or firmware. Any third party fees may be invoiced directly to Jobber, in which event Jobber may pay such third party directly; provided Jobber simultaneously sends Company a copy of Jobber’s evidence of payment. Where applicable, Jobber will pay Company for the Pre-Approved Equipment and the ASM payments as specified in the Payment System Technology Contract, respectively. In addition, Jobber shall pay Company a monthly fee for use of the BP System and any software or firmware used at an Approved Retail Site equal to the then current charge assessed by Company, as notified in writing to Jobber. Such monthly fee is subject to increase by Company at any time by giving ten (10) days advance notice.

(ii) Company shall have no obligation or liability to Jobber with respect to the Jobber for the Pre-Approved Equipment, and Jobber shall be solely responsible for any failures of the Pre-Approved Equipment, and shall be responsible for enforcing any warranties by the third party vendor. Company will have no obligation or liability with respect to expenses, changes or damages incurred by Jobber with respect to the Pre-Approved Equipment using the BP System.

(iii) FOR NETWORK SECURITY BREACH OF JOBBER’S NETWORK, INCLUDING SUSPECTED BREACH, NON-CERTIFIED USE (INCLUDING WITHOUT LIMITATION THE USE OF PRE-APPROVED EQUIPMENT OR USE OF THE BP SYSTEM TO ACCESS PORNOGRAPHIC OR ITEMS OF A SEXUALLY EXPLICIT NATURE OR USE OF APPROVED POS EQUIPMENT OR THE BP SYSTEM FOR AUTHORIZATION OF UNLAWFUL PRODUCTS OR SERVICES) AND SIMILAR ISSUES, COMPANY RESERVES THE RIGHT TO (A) SUSPEND OR DISCONTINUE USE OF THE BP SYSTEM AND NETWORK CONNECTIVITY AT ANY TIME, FOR ANY REASON, WITH OR WITHOUT NOTICE TO ANY OR ALL APPROVED RETAIL SITES UNTIL ANY SUCH ISSUE HAS BEEN CURED TO COMPANY’S SOLE SATISFACTION OR (B) TERMINATE THIS CONTRACT.

(iv) To the maximum extent permitted by applicable law, Company, its affiliates, employees and agents shall not be liable to Jobber or any other person for any direct, indirect, incidental, consequential, special, exemplary, or punitive damages, any anticipated or lost business, revenues or profits, any loss of data, business interruption, or equipment downtime, or any other loss, harm, casualty, injury or damage of any kind, arising from or related to the Pre-Approved Equipment, due to Jobber installation, possession, use, maintenance, or removal thereof, for any acts or omissions of a third party, or for the performance or non-performance of any obligations undertaken in this Contract, from all causes of action of any kind, whether in contract, tort or otherwise, and even if advised of the possibility of such damages. To the maximum extent permitted by applicable law, in no event shall Company’s total cumulative liability arising under this Section, from all causes of action of any kind, whether in contract, tort, or otherwise, exceed the recurring monthly fees and charges paid by Jobber to Company under this Section in the three (3) months preceding the accrual of the first such claim.

(v) Jobber accepts the Pre-Approved Equipment, Commander and the BP System “as is” without any representations or warranties of any kind, express or implied, and all use of the same is at Jobber’s sole risk. COMPANY SPECIFICALLY DISCLAIMS ANY IMPLIED OR STATUTORY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS, RESULTS, EFFORTS, AND ACCURACY. Company shall not be liable for delays or any failure to provide or install or operate the BP System due to causes beyond its reasonable control, including without limitation fires, floods, earthquakes, hurricanes, epidemics, and other natural disasters and acts of god; strikes, embargoes, war, or acts of terrorism; riots, civil unrest, sabotage, or theft or other criminal acts of third parties; failure of electronic or mechanical equipment; denial of services attacks or other third party interference with the availability of the BP System; or fluctuations in or failures of electronic power, telecommunications, or the internet.

(d) PCI Compliance. Jobber acknowledges and agrees that for purposes of compliance with PCI Requirements and Cardholder Applicable Law (both terms hereinafter defined), the Pre-Approved Equipment and any software or firmware therein used to process card payments, any devices and connectivity used through the selection of “bring your own broadband” and any Third Party WAN or Jobber WAN (hereinafter defined) shall be within the scope of Jobber’s PCI Requirements compliance obligations and not Company. Jobber agrees that it and its Agents will at all times fully comply with the most current version of the following: i) the requirements of the Payment Card Industry Data Security Standard, as modified from time to time by the PCI Security Standards Council (“PCI SSC”), or similar standards required by payment card associations or the PCI SSC; ii) any payment application software not provided by Company, must be a payment application that is certified as compliant with the Payment Application Data Security Standard, as modified from time to time by the PCI SSC; iii) the requirements of the Visa Cardholder Information Security Program that are set forth in the Visa Operating Regulations or that are otherwise issued by Visa U.S.A., Inc., or its successors; iv) the requirements of the MasterCard Site Data Protection Program that are set forth in the MasterCard Security Rules and Procedures or that are otherwise issued by MasterCard or its successors; and v) all other applicable payment card industry standards having to do with the protection or security of Cardholder Data, as such standards may be modified

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

from time to time (requirements specified in (i) through (v) jointly referred to as “PCI Requirements”) and with all applicable laws and regulations having to do with the protection or security of Cardholder Data or any parts of Cardholder Data (“Cardholder Applicable Law”). For purposes of this Section, “Cardholder Data” means the numbers and other data assigned by card issuers to identify cardholders’ accounts (including all data within the magnetic stripe), data about card transactions and other personal information of cardholders.

(i) Jobber agrees that it and its agents will use the Cardholder Data that they store, process, handle, or transmit under this Contract only as necessary to process card transactions, provide fraud-control services, perform their obligations under this Contract, and comply with Cardholder Applicable Law. Jobber agrees that it will only store electronically that portion of the Cardholder Data that is essential to its business, but in no event anything more than the name, account number (which must be encrypted pursuant to PCI Requirements), and expiration date. Further, Jobber agrees that paper copies of reports that contain Cardholder Data shall be retained for the time specified in the BP Payment Guide and then such paper copies will be destroyed in a manner to make the document unreadable (i.e. cross-cut shred). Other than for the creation of secure and encrypted system back-ups, Cardholder Data will not be copied, stored or transmitted to portable storage devices, including without limitation, laptops, floppy disks, CD-ROMs, PDAs, digital images and flash drives. Cardholder data will not be copied, stored or transmitted to a Back Office system (BOS) or other system not provided by Company for processing card transactions. In the event Jobber provides Cardholder Data to third parties, other than those specified by Company, where the Cardholder Data will be retained by the third party or transmitted through such third party’s systems/networks (“Third Parties” or “Third Party”), Jobber will insure that such Third Party is certified as compliant with the most recent version of the PCI Requirements. Jobber further agrees that it, its agents, and its Third Parties, through their acts or omissions, will not cause Company, or Company’s affiliates to be in violation of the PCI Requirements and will be liable for all costs incurred by Company resulting from violations caused by these acts or omissions.

(ii) With respect to all agents or employees of Jobber or Third Parties used by Jobber or its Jobber-Marketers who at any time have access rights to any parts of the BP System (including, without limitation, the Commander box system), They agree to limit such access to only those employees, agents or third parties with a need for such access to perform the authorizations of credit and debit card transactions at the Approved Retail Sites and in compliance with this Section.

(iii) If Jobber discovers that unauthorized access has been, or may have been, gained to Cardholder Data stored, processed, handled, or transmitted by Jobber or its agents or Third Parties, Jobber will immediately notify Company and provide the applicable card company, the acquiring financial institution, and their respective designees access to Jobber’s and its agents’ or Third Parties’ facilities and all pertinent records to conduct a forensic review and a review of the compliance by Jobber and its agents or Third Parties with the PCI Requirements. Jobber shall: i) keep Company regularly advised of the progress of the forensic and compliance review and ii) upon the request of Company, provide Company with a copy of all drafts of the forensic/compliance report and the final version of the forensic/compliance report resulting from such review. Jobber agrees that it and its agents will fully cooperate and it will require its Third Parties to cooperate with any reviews of their facilities and records provided for in this subsection. Jobber agrees that it and its agents will maintain and it will require its Third Parties to maintain appropriate business continuity procedures and systems to ensure security of Cardholder Data in the event of a disruption, disaster, or failure of Company’s or Jobber’s primary data systems.

(iv) Jobber will provide Company and Company’s Affiliates with all certifications and other information reasonably requested by Company or Company’s Affiliates to enable Company and Company’s Affiliates to show to card companies that Jobber and, if applicable, any Third Party is complying with the PCI Requirements. Company and Company’s Affiliates will not be responsible for any expense Jobber (or, if applicable, any Third Party) incurs in obtaining and maintaining required certificates or required information for which Jobber does not already possess. If in the process of obtaining certification or validating compliance with the PCI Requirements Jobber determines there are areas of non-compliance, Jobber will take appropriate action, prompt under the circumstances, to remedy such non-compliance, including non-compliance of any Third Party.

(v) Jobber’s obligations under this Section will continue in effect after the termination of this Contract for so long as it has access to Cardholder Data. In addition, Jobber will remain in full compliance with the then current BP Payment Guide and as amended from time to time and as posted on Company’s official website http://bpconnection.com.

(vi) COMPANY RESERVES THE RIGHT TO TERMINATE AND/OR TEMPORARILY DISABLE JOBBER’S ABILITY TO PROCESS PAYMENTS ON THE COMMANDER AND/OR THROUGH THE BP SYSTEM WITHOUT PENALTY IF COMPANY REASONABLY BELIEVES AN APPROVED RETAIL SITE(S) IS NOT IN COMPLIANCE WITH THIS SECTION. IN ADDITION, JOBBER WILL BE SOLELY RESPONSIBLE AND FULLY LIABLE FOR ANY NON-COMPLIANCE WITH THIS SECTION. JOBBER WILL INDEMNIFY AND HOLD COMPANY

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

HARMLESS FROM ANY AND ALL FINES, DAMAGES, PENALTIES, ASSESSMENTS AND ACTIONS, INCLUDING ATTORNEY FEES AND COSTS, RELATED TO ALLEGATIONS, CLAIMS OR INVESTIGATIONS IN ANY WAY RELATED TO JOBBER’S NON-COMPLIANCE WITH THIS SECTION INCLUDING, BUT NOT LIMITED, TO THOSE RELATED TO ALLEGATIONS OF BREACH AND/OR COMPROMISE.

(vii) Jobber can use a Wide Area Network (“WAN”) provided through a third party service provider (“Third Party WAN”) or through a WAN using Jobber’s own equipment (“Jobber WAN”).

a. Jobber using a Third Party WAN must use a Level 1 network service provider listed on Visa’s Global List of PCI DSS Validated Service Providers (http://www.visa.com/splisting/searchGrsp.do) as PCI DSS compliant with the most recent version of the PCI DSS at the time of the validation and that is listed as validated within the past 12 months. In the event the Level 1 network service provider does not meet these PCI DSS validation listing requirements, Jobber must be able to provide Company with a Report on Compliance (“ROC”) for the Third Party WAN showing compliance with the most recent version of the PCI DSS at the time of the ROC and that has been validated by an approved QSA within the past 12 months. All Jobber Third Party WANs must also have an Approved Scan Vendor (ASV) (as approved by the PCI Security Standards Council) complete quarterly network scans and provide those results to Company.

b. Jobber has two options under the Jobber WAN architecture. Jobber may choose Jobber WAN-A or Jobber WAN-C as described below. In addition, Jobber must provide proof of its PCI compliance with either (i) a ROC showing compliance with the most recent version of the PCI DSS and that has been validated by an approved QSA within the past 12 months, or (ii) a Self Assessment Questionnaire (“SAQ”) validation type designated by Company, or if not designated by Company, then the SAQ validation type for which Jobber qualifies pursuant to PCI SSC standards demonstrating compliance with every requirement. All Jobber WANs must also have an Approved Scan Vendor (ASV) (as approved by the PCI Security Standards Council) complete quarterly network scans and provide those results to Company.

i. WAN A – A Wide Area Network (WAN) implemented and supported by the Jobber, using their own equipment, to allow the Jobber’s Approved Retail Sites to communicate with Company and Company’s Settlement Processors. A Jobber using a WAN A solution is solely responsible for all site network design, architecture, security and PCI DSS compliance of all connected Approved Retail Sites and must provide Company with evidence of PCI DSS compliance in the form of an AOC signed by an accredited QSA.

ii. WAN C – A virtual Wide Area Network (WAN) implemented and supported by the Jobber, using their own equipment, to allow the Jobber’s Approved Retail Sites to communicate with Company and Company’s Settlement Processors over the Internet using Virtual Private Network (VPN) technology. The Jobber would implement a standard Company network architecture at each Approved Retail Site, including all network firewalls, segments, etc., and then connect each Approved Retail Site to their WAN C network. Any custom solutions used by the Jobber would then be logically located within the zone between the Company network firewall and the WAN C network connection device. A jobber using a WAN C solution is solely responsible for all site network design, architecture, security and PCI DSS compliance of all connected Approved Retail Sites and must provide Company with evidence of PCI DSS compliance in the form of an AOC signed by an accredited QSA.

(e) Use of Information. Company reserves the right to use any information obtained by Company through the Pre-Approved Equipment, Commander, BP System, and/or any other equipment, software or firmware performing a similar or related service for product integrity, tracking performance of offers and promotions, understanding product slate ratios, calculating average throughputs per site, validating customer volume submissions, summarizing information for marketing purposes, and similar uses. All such information obtained from Jobber’s Approved Retail Sites will be shared by Company with Jobber, and all such information obtained from all Approved Retail Sites in a DMA (as defined in Paragraph 12(a)) may be shared by Company to persons or entities other than Jobber, but only on a consolidated basis for such DMA.

9. Additional Jobber Responsibilities.

(a) Transport and tank trucks. Jobber will operate or contract with third party carriers to operate, where necessary, a sufficient number of transport and/or tank trucks so as to efficiently perform its delivery functions under this Contract. Jobber will comply and/or cause its third party carriers to comply with all rules and instructions issued by the terminal at which Jobber receives Products, as such rules and instructions may be amended from time to time, and all applicable Federal State and local laws and regulations.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(b) Emergency notification procedures. From time to time Company may provide Jobber with notification procedures to be utilized if and when emergency situations or other situations occur at any Approved Retail Site and/or if and when such situations directly or indirectly involve the Trade Identities being utilized by Jobber. For purposes of this Contract, reportable situations may include, but may not be limited to: death or serious injury; transport or tank truck accidents; Product spills or other incidents of significant environmental impact and other significant events as defined from time to time. Jobber agrees that it will comply with said procedures, if and when provided, and if and when a defined, reportable situation occurs.

(c) Communication with Company via the Internet. Jobber must be equipped with e-mail capability and access to the Internet so that Company may communicate and exchange information with Jobber via the Internet and via the Company’s intranet, extranet and/or web pages.

(d) Customer inquiries and complaints. Jobber will develop a program designed to respond to and resolve customer inquiries or complaints within 10 business days of receipt. This program will apply to inquiries and complaints regarding an Approved Retail Site, including its Jobber-Marketers Approved Retail Sites, that are either received directly by Jobber or those referred to Jobber by Company. Where customer inquiries received by Jobber relate to a motor fuel quality concern, Jobber will provide customer with Company’s Consumer Relations phone number, as may be amended from time to time. In addition, Jobber must contact Company to notify of potential motor fuel quality incidents per the emergency notification procedures in this paragraph. Company, at its discretion, may choose to compensate customers directly for poor motor fuel quality related vehicle repair expenses (“Customer Guaranty Payment”). If Company makes any Customer Guaranty Payment related to any Product resold by Jobber, and Company determines in its sole discretion that the quality of the Product was satisfactory when delivered to Jobber, Jobber shall reimburse Company for the entire Customer Guaranty Payment within thirty (30) days after receiving an invoice of such amount.

(e) [***]

(f) intentionally omitted

(g) Right of Setoff. Immediately upon the occurrence of an event giving rise to Company’s right to terminate or not renew this Contract under Paragraph 16 of this Contract, or in the event Jobber: (i) makes an assignment or any general arrangement for the benefit of creditors, (ii) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or has such petition filed or proceeding commenced against it, (iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets, (v) is subject to the issuance of any writ, warrant, or other execution against its property, or (vi) has not paid any amount due Company under the terms of this Contract or otherwise, Company may, at its sole option and without prior notice or demand, setoff (including by setoff, offset, combination of accounts, deduction, right of retention or withholding, or similar action) and apply (A) any indebtedness or obligation of Company to Jobber, whether matured or unmatured, including but not limited to all funds, amounts, accounts, credit card settlements or deposits at any time held by Company under this Contract or any other agreements, instruments, undertakings, or otherwise, including Payment Methods, against (B) any indebtedness or obligation of Jobber to Company, whether matured or unmatured, now or hereafter existing under this Contract or any other agreements, instruments, undertakings, or otherwise, including Payment Methods. Such rights will be without prejudice and in addition to any right of setoff (including by setoff, offset, combination of accounts, deduction, right of retention or withholding, or similar action) to which Company is at any time otherwise entitled whether by operation of law, contract, or otherwise. Company’s failure to exercise its rights under this paragraph will not be construed as a waiver of such rights.

10. Jobber as Independent Business. Company and Jobber are and will remain separate and independent businesses. None of the provisions of this Contract are intended to provide a party hereto with any management direction or control over the other party’s business, business operations or employees. Jobber has no authority to act, or employ any person to act, as an agent for or on behalf of Company. Jobber will not place or allow the placement of any signage upon or near any premises owned, leased, operated or supplied by Jobber which might indicate that Company is the owner or operator of the business conducted upon said premises.

11. Jobber Marketer.

(a) Acts and omissions of Jobber-Marketer imputed to Jobber. Subject to Paragraph 26 below, Jobber will inform those Jobber-Marketers permitted to use Company’s Trade Identities of the specific terms and conditions of this Contract and all related agreements, including all attachments, schedules, appendices and amendments attached to and incorporated in those agreements which pertain to the use of Company’s Trade Identities and related matters. In addition, Jobber will inform those Jobber-Marketer of the specific guidelines, policies, procedures, programs, promotions, requirements, specifications, standards (both operational and visual) and strategies periodically issued by Company, as amended from time to time, which pertain to the use of Company’s Trade Identities and related matters. Notwithstanding the Jobber’s best efforts to ensure its Jobber Marketers’ compliance, and regardless of any contractual relationship

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

between Jobber and its Jobber Marketers, any act or omission by a Jobber-Marketer that, if committed or omitted by Jobber would place Jobber in violation of this Contract or related agreements, will be imputed to Jobber and will give Company the right, in its sole discretion, to take appropriate action against Jobber up to and including site approval revocation or termination of this Contract.

(b) Actions against Jobber-Marketer. Nothing in this Contract will prevent or preclude Company from exercising any legal or equitable rights against a Jobber-Marketer directly, separate and apart from any actions taken against Jobber.

12. [***]

(a) [***].

(b) [***].

(c) [***].

(d) Sale of Jobbership/Change of Control.

(i) Right to Purchase. Any intended sale, conveyance, alienation, transfer, merger or other intended change of legal or beneficial interest that will result in a change in control of Jobber’s corporation, partnership, LLC, sole proprietorship or other entity, whichever the case may be, at any time during the franchise relationship, either voluntarily or involuntarily, by operation of law, by merger or by or through any other type of proceedings, will trigger Company’s right to purchase the entirety of Jobber’s Company-Branded Assets for a cash price equal to the fair market value of those assets (“Right to Purchase”), as determined by the average of three independent appraisals made pursuant to Paragraph 12(d)(ii) below, and will be considered a request to assign or transfer the Contract; provided, however, that where Jobber intends to sell, convey or transfer all or substantially all of its motor fuel business, Jobber will have the right to elect either of the following to Company in lieu of Right to Purchase: (A) a Right of First Refusal on its motor fuel business, or (B) a Right of First Refusal on Jobber’s Company-Branded Assets. If Jobber elects either Right of First Refusal, Jobber will follow the procedure described in Paragraph 12(b) above.

(ii) Information Jobber must provide/Company’s election to appraise. Pursuant to Paragraph 12(d)(i) above, Jobber will promptly provide Company with written notice of an intended change in control. Jobber will also promptly submit to Company complete and fully executed copies of all contract documents that evidence the intended transaction and corresponding change in control, and any information, facts and data requested by Company to evaluate the bona fide nature of said transaction and to evaluate Jobber’s request to assign or transfer the Contract. After receiving all requested information, Company will thereafter have 90 days within which to appraise Jobber’s Company-Branded Assets and exercise its Right to Purchase (the “90-Day Exercise Period”), by written notice to Jobber. If Company elects to appraise, the process must be initiated in writing within the first 30 days of the 90-Day Exercise Period. The process will consist of three independent Appraisal Institute MAI-certified (“MAI”) appraisers — one chosen by Company within the first 30 days of the 90-Day Exercise period, one chosen by Jobber within the first 40 days of the 90-Day Exercise Period and one chosen by the other two MAI appraisers within the first 50 days of the 90 Day-Exercise Period. Each appraiser will appraise the entirety of Jobber’s Company-Branded Assets and provide their respective appraisals within the first 70 days of the 90-Day Exercise Period. Each appraiser will provide Company with a written appraisal and the average of these appraisals will be the price Company would pay, should Company decide to exercise its Right to Purchase. Jobber will cooperate fully and completely with Company by promptly naming an appraiser and by providing any information, facts and data required by Company and/or the appraisers to evaluate and appraise Jobber’s Company-Branded Assets. Company and Jobber will each pay for their own appraiser and will each pay one-half of the third appraiser’s fee. Closing will be in accordance with Paragraph 12(b) above.

(iii) Exception to Company’s Right to Purchase. Notwithstanding Paragraph 12(d)(i) above, Jobber will be permitted to effect a sale, conveyance, alienation, transfer, merger or other change of legal or beneficial interest resulting in a change in control of Jobber’s corporation, partnership, LLC, sole proprietorship or other entity, whichever the case may be, to an Immediate Family Member or Fellow Stakeholder, without triggering Company’s Right to Purchase or Right of First Refusal; provided, however, that the Immediate Family Member or Fellow Stakeholder has reached the applicable age of majority in the State in which the individual resides with at least one year of active management experience in Jobber’s business and, provided further, that no transaction executed in accordance with this Paragraph 12(d)(iii) will operate as a mere means or device to transfer control or ownership of Jobber’s Company-Branded Assets to someone other than an Immediate Family Member or Fellow Stakeholder without providing Company with its Right to Purchase and/or Right of First Refusal. Regardless of the exception allowed in this Paragraph 12(d)(iii), Jobber will promptly provide Company with written notice as required under Paragraph 12(d)(ii) above.

(e) Company’s right to verify ownership interest. From time to time, Company may request and Jobber will provide a confirmation of all shareholder interest (legal and beneficial), partnership interest, membership interest, or other type of ownership interest, whichever the case may be, on a form acceptable to and/or provided by Company. Such confirmation will include the names of all shareholders, partners, members, or owners, whichever the case may be.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(f) Status of Contract after sale of Jobber’s Company-Branded Assets or after change of company control. In the event of any sale, lease or transfer of Jobber’s Company-Branded Assets hereunder, this Contract will continue in full force and effect unless terminated by Company, upon written notice, or unless assigned or transferred by Jobber, upon Company’s written consent. Subject to Paragraph 13 below, Company’s decision not to exercise its Right of First Offer or Right of First Refusal in accordance with this Paragraph 12 will not prevent Company from withholding its consent to assign this Contract to any third-party acquirer including any Immediate Family Member or Fellow Stakeholder. In addition, and also subject to Paragraph 13 below, Company’s decision not to exercise its Right to Purchase in accordance with this Paragraph 12 will not prevent Company from withholding its consent to assign or transfer this Contract to any third-party acquirer and/or newly formed entity, including any acquirer or entity that is managed by or on behalf of any Immediate Family Member or Fellow Stakeholder.

(g) Company may assign its Right of First Refusal and/or its Right to Purchase. Company will have the right to assign its Right to Purchase, and/or its Right of First Refusal to one or more third-party purchasers of its choosing, and upon such assignment, Company shall be fully released from any acts or omissions of Company’s assignee or successor assignee, including, but not limited to, such assignee’s failure to fulfill its duties or obligations to purchase any assets of Jobber.

13. Assignment.

(a) Jobber’s prior written request and Company’s written consent required. Jobber acknowledges and understands that the current ownership and control of Jobber is a material element in Company’s willingness to enter into this Contract. Jobber, therefore, agrees that it will not assign or transfer its interest in this Contract, or any franchise relationship attendant thereto, without a prior written request and without Company’s corresponding written consent; provided, however, that Company will not unreasonably withhold its consent, and provided further, that Company will consent to Jobber’s request to assign or transfer this Contract to an Immediate Family Member or Fellow Stakeholder designated by Jobber if said Immediate Family Member or Fellow Stakeholder meets all of Company’s then current qualifications for new jobbers, including, but not limited to, those qualifications related to financial responsibility, creditworthiness, physical and mental fitness, moral character and business experience. Jobber may only assign its interest in this Contract using Company’s then current assignment form.

(b) Company may withhold consent. In giving its consent to any assignment, whether voluntarily or by operation of law, Company may, at its election, condition its consent upon: (i) the agreement of the proposed assignee or transferee to enter into a trial franchise; (ii) the agreement of Jobber to simultaneously enter into a mutual cancellation of this Contract and related agreements; and (iii) the satisfaction of all indebtedness owed by Jobber to Company. In addition, nothing stated in this Paragraph 13 or elsewhere will limit Company’s right to impose other or additional conditions on its consent or limit Company’s right to withhold its consent for any reason, including, but not limited to, a decision by Company to limit or reduce the number of jobbers in a geographic area.

(i) [***].

(c) Effect of assignment without Company’s consent. Jobber agrees and acknowledges that any attempted or purported assignment or transfer of this Contract without Company’s knowledge and/or Company’s prior written consent may result in the termination of this Contract and the non-renewal of any franchise relationship.

(d) Company may assign. Company may assign this Contract to a subsidiary, affiliate or successor of Company or to a third party without the consent of Jobber. In the event of such assignment, Company shall be relieved of any further duties or obligations under this Contract with respect to the supply of motor fuel. Jobber acknowledges and agrees that in the event of such assignment, the price of fuels sold to Jobber shall be set by the assignee and Company shall have no liability for the pricing practices of such assignee.

14. Indemnity.

Jobber agrees to indemnify, defend and hold Company, including, but not limited to, Company’s parents, subsidiaries, affiliates and all Agents of Company, its parents, subsidiaries and affiliates, harmless from and against all losses, suits, claims, damages (consequential or otherwise), demands, causes of action, liabilities, fines, penalties, costs or expenses (including reasonable attorney’s fees and other costs of defense) of whatever kind and nature, directly or indirectly arising in whole or in part out of: (a) any default or breach by Jobber of any obligation contained in this Contract or any other agreement with Company; (b) the receipt, shipment, delivery, storage, handling, use, sale, dispensing, labeling, invoicing, advertising or promoting of the Products by Jobber or its Jobber Marketers; (c) any act of commission or omission at an Approved Retail Site; (d) the use of any Company property (real or personal) by Jobber or its Jobber Marketers; (e) any allegation of agency or other alleged legal relationship by which Company is being held or might be

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

held responsible for the acts or omissions of Jobber or its Jobber Marketers; (f) the use of Company’s Trade Identities by Jobber or its Jobber Marketers, including the use of said Trade Identities on signage and in the advertising or promoting of Products sold or services rendered by Jobber or its Jobber Marketers; (g) the violation of any federal, state or local law, rule, regulation, court order or government directive by Jobber, its Jobber Marketers, or any other customers of Jobber or customers of its Jobber Marketers; (h) all taxes incurred and owed by Jobber or its Jobber-Marketers of whatever kind and nature; (i) the revocation of any prior approval to use or display, or the loss of any right to use or display, any or all of Company’s Trade Identities; (j) Jobber’s termination of any franchise or non-renewal of any franchise relationship with its Jobber Marketers; (k) the Product being defective or damaged in any way whatsoever if due to any act or omission of Jobber or its Jobber Marketers, including, but not limited to improper blending or other act or omission that reduces the quality of the Product (in which event the indemnity shall include reimbursing Company for the Consumer Guaranty Payment as described in Paragraph 9(d)); (l) or any other act or omission of Jobber, its Jobber Marketers, any other customers of Jobber, or any of Jobber’s — or a Jobber Marketer’ — Agents, contractors, invitees, licensees, or business associates, except such as may be due to the negligence of Company. Notwithstanding the above, Jobber agrees that the defense obligation included in this Paragraph 14 will be immediate and ongoing, regardless of any ultimate allocation of negligence or other form of liability.

This paragraph shall survive the termination of this Contract.

15. Insurance.

(a) Types of coverage required. Jobber will purchase and maintain at all times insurance covering all business operations related to this Contract. Specifically, Jobber will obtain and maintain, at its sole cost and expense, insurance coverage through an insurer, and in a form acceptable to Company, as follows:

(i) Commercial general liability insurance of not less than $2,000,000 per occurrence, including coverage for premises, operations liability, independent contractor’s, products-completed operations, personal injury and advertising injury, sudden and accidental pollution and contractual liability coverage;

(ii) Worker’s compensation, as required by law, and employer’s liability insurance of not less than $1,000,000 for each accident and disease;

(iii) Business automobile liability insurance, including coverage on all vehicles owned, hired and non-owned, or used in the performance of this Contract, of not less than $2,000,000 per occurrence.

In addition to the foregoing, (A) for all Approved Retail Sites where alcoholic beverages are sold, the Jobber or Jobber-Marketer will obtain and maintain liquor liability insurance of not less than $2,000,000 per occurrence, and (B) for all Approved Retail Sites where no alcoholic beverages are sold, Jobber will deliver to Company a Liquor Liability Waiver Form on Company’s standard form, signed by Jobber or its Jobber Marketers, whichever is applicable. Jobber may comply with the stated coverage amounts using alternative methods, excluding self-insurance, but including the use of umbrella coverage; provided such excess liability coverage must state what coverage it may be applied if not otherwise specified on the form.

(b) Requirements for each type of coverage. All insurance policies required under this Contract will: (i) name the Company, its parents, subsidiaries, and affiliated companies as an additional insured, except Worker’s compensation insurance; (ii) include an endorsement containing an express waiver of any right of subrogation or other recovery, by Jobber or any insurance company, against Company; (iii) include an endorsement stipulating that Jobber’s insurance policies are primary to, not contributory with and not excess to any other policies or self-insurance, except business automobile liability insurance; (iv) provide that no policy will be materially changed, amended or canceled except after 30 days’ written notice to Company; and (v) provide that Jobber will be solely responsible for the payment of any premium or assessment, with no recourse against Company.

(c) Proof of coverage required. Each time Jobber renews the insurance coverage required under this Contract, but no less than annually, and at any time requested by Company, Jobber will provide such proof of coverage as Company determines is necessary for verification purposes including, but not limited to certificates of insurance or copies of the policies themselves. If Jobber fails to provide acceptable proof of insurance, as determined by Company, then Company may, at its option and in addition to all other remedies available to it under this Contract or at law, after 10 days notice to Jobber, obtain coverage to protect Company’s interests only and charge the cost of such coverage to Jobber.

(d) Environmental coverage. If required by any applicable law, Jobber must obtain environmental impairment coverage in the amount and of the type required by such law.

(e) Indemnity not limited by insurance. The existence or non-existence of any insurance as required by this Contract will not limit the Jobber’s indemnity or other obligations under this Contract.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

16. Termination and Non-Renewal.

(a) Company’s breach. Jobber may terminate this Contract if Company fails to comply with any material provision of this Contract, upon 90 days prior written notice of such a failure; provided, however, that Jobber will provide Company with a reasonable opportunity to exert good faith efforts to carry out such provision.

(b) Jobber’s breach/PMPA. Company may terminate this Contract and non-renew any franchise relationship in accordance with Title I of the Petroleum Marketing Practices Act, 15 U.S.C. 2801 et seq., as amended (“PMPA”), and/or other applicable federal, state and/or local laws of the same nature and effect. Company expressly reserves all of its rights under the PMPA and Jobber acknowledges and agrees that no omission by Company of any specific reference to any specific PMPA right will constitute a waiver of that right. In addition, Jobber agrees and acknowledges that Company’s rights and remedies under the PMPA will be without prejudice to all other rights and remedies available to Company at law or in equity.

(c) Procedures for termination and non-renewal by Company. If Jobber fails to comply with any of the terms and conditions of this Contract and/or related agreements, including all attachments, schedules, appendices, and amendments attached to and incorporated in those agreements, or if any other ground for termination and/or non-renewal arises, Company may, at its election, terminate this Contract and/or non-renew any franchise relationship upon 90 days written notice (or upon less than 90 days notice as may be reasonable under a particular circumstance). In the case of a market withdrawal, as defined in the PMPA, Company may terminate this Contract and/or non-renew any franchise relationship upon 180 days written notice.

(d) Physical or mental incapacity and death. For purposes of emphasis and elaboration, but without limitation, it is acknowledged and agreed by and between Company and Jobber that the following will constitute grounds for termination of this Contract and non-renewal of any franchise relationship: death or continuous, severe physical or mental disability of at least 3 months duration of: (i) the owner of the business, if Jobber is a sole proprietorship; or (ii) one of the partners, if Jobber is a partnership; or (iii) one of the members, if Jobber is an LLC; or (iv) the beneficial owner(s) of a majority of Jobber’s voting stock, if Jobber is a corporation, unless the death or other incapacity of said beneficial owner(s) results in the contemporaneous transfer of a majority of said voting stock to an Immediate Family Member or Members, or to a Fellow Stakeholder or Stakeholders who has reached the applicable age of majority in the State in which the individual resides with at least 1 year of active management experience in the Jobber’s business.

(e) Early termination. Jobber may terminate this Contract prior to the Term by paying Company an early termination sum (“Early Termination Sum”) that is calculated by adding the following 3 elements: (i) all financial obligations under Jobber’s accounts, aggregated and accrued up to and including the termination date; (ii) the aggregated and unamortized portion of any and all loans and advances made, and incentive and re-image funds provided to, Jobber; and (iii) an amount established by Company (“Annual Purchase Commitment Calculation”), in its sole discretion, determined by multiplying (A) the greater of (I) the Monthly Future Volume Requirement (as defined below), or (II) the Monthly Historic Volume (as defined below), by (B) the number of months remaining in the Term, by (C) 2 cents per gallon. “Monthly Future Volume Requirement” is calculated by adding the Total Annual Volume Requirement required of Jobber under this Contract from the date of termination through and including the end of the Term (prorated for any partial year) and dividing such sum by the number of months remaining in the Term. “Monthly Historic Volume” is calculated by adding the actual volume purchased by Jobber for the twelve (12) month period prior to the termination date and dividing by twelve (provided, however, that if there are less than twelve (12) months from the commencement of the Term through the termination date, then the actual volume purchased by Jobber during the Term divided by such number of months). Jobber agrees that Company’s losses arising out of Jobber’s early termination of the Contract would not be readily ascertainable and that the Early Termination Sum, as developed above, would represent a reasonable approximation of Company’s losses in the event of such early termination. Jobber also agrees that Company’s rights and remedies under the various provisions of this Paragraph 16 will be without prejudice to all other rights and remedies available to Company in this Contract or at law or in equity, including, but not limited to the right to actual, consequential damages caused by and/or related to Jobber’s breach of this Contract or any provision therein.

(f) Company’s equitable remedies. Jobber agrees that money damages may not be a sufficient remedy for its breach of this Contract and that, therefore, in addition to all remedies available at law, Company will be entitled to seek specific performance, injunctive relief, declaratory judgment and/or other equitable remedies, as appropriate. Jobber agrees to waive any requirement for the posting of any bond in connection with Company’s effort to seek an equitable remedy.

(g) Claims and disputes. Except as to claims relating to indebtedness, Company’s equipment, protection of Company’s Trade Identities, indemnification or as otherwise specified in this Contract, the parties will not be liable to each other for any other claim arising out of this Contract unless the claimant provides the other party with written notice of the claim (setting forth fully the facts on which the claims is based) within 180 days after the date on which the claim arose; and neither party may institute court proceedings against the other more than one year after the claim arose.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

17. Purchases.

(a) Company’s right to limit purchase quantities. Unless otherwise specified in the attachments, schedules, appendices or amendments to this Contract, purchases of each Product hereunder will be in equal and ratable quantities, subject to weekly or daily pro rating or any seasonal adjustments. Company will not be obligated to have available for purchase by Jobber in any given month more than an amount equal to 1/12 of the respective 12-month quantity for each such Product. Should Jobber at any time or for any month order in quantities less than its pro rated monthly amount, Company will not be obligated to have the deficiency available for purchase at any time. Should Jobber at any time or for any month require more than said pro rated amount, Company will have the right, at its option, to supply such excess requirement, but if Company supplies same it will not be obligated to do so again in the future.

(b) Changes in and at Jobber’s Designated Terminals. Company will have the right, at any time, to change Jobber’s Designated Terminals and/or to limit the quantity of Products that Company will make available to Jobber at any of said terminals by pro rating the annual quantities on a monthly, weekly or daily basis. Company will also have the right to determine and designate the percentage of Jobber’s quantities that Company will make available to Jobber at Jobber’s Designated Terminals.

(c) Returned vapors. Any petroleum product vapors that are redelivered to Company’s terminals or other delivery points from Jobber’s transport equipment in connection with the operation of any vapor recovery equipment or system, will become the property of Company without any accounting therefore by Company to Jobber.

18. Determination of Quantities. The quantities of Products sold hereunder will be determined on the basis of the temperature thereof at 60°F in accordance with “Table No. 6B of API Standard 2540, Manual of Petroleum Measurement Standards, Chapter 11.1 – Temperature and Pressure Volume Correction Factors for Generalized Crude Oils, Refined Products, and Lubricating Oils – March 2003” (or any API/ASTM reissue or replacement thereof in effect at the time of measurement), or at Company’s option, on the basis of gross volume, as established by Company for Jobber’s class of trade in the applicable geographic area, or as otherwise required by law.

19. Clean Air Act Compliance. Jobber will cooperate fully in all Clean Air Act compliance or survey programs by allowing an independent surveyor and/or the US Environmental Protection Agency (“EPA”) to collect samples of fuel and by providing to the independent surveyor and/or EPA copies of product transfer documents and other records or information regarding the source of any gasoline received, the destination of any gasoline distributed, the oxygenate blending instructions for the reformulated blend stock for oxygenate blending (RBOB), and the rate (volume%) that oxygenate was blended into the gasoline.

20. Rejection of Products and Notice of Breach.

(a) Rejection must occur within 48 hours of receipt. Jobber will have 48 hours after its receipt of the Products sold under the Contract to inspect and either accepts or reject said Products.

(b) Required procedures if Products rejected. If Jobber intends to reject, it must do so in writing within the 48 hour inspection period and Company must receive said notice within 5 business days of Jobber’s receipt of the Products in question. If Jobber fails to timely reject or fails to specify a claimed shortage, defect or nonconformity, said failure will constitute an irrevocable acceptance of the Products in question and/or a waiver of the alleged shortage, defect or nonconformity.

(c) Required procedures if breach discovered after acceptance. In the event that the Products are accepted pursuant to the terms of this Paragraph 20, Jobber agrees to notify Company in writing of any subsequently discovered breach of warranty which could not have reasonably been discovered by careful inspection at the time of Jobber’s purchase. Such notice will be given within 7 days after discovery of the breach and must specify the facts constituting the alleged breach. Failure to give such notice will be deemed conclusive evidence that Jobber has no valid claim for breach of warranty.

21. Warranties, Damage Limits, Statute of Limitations, Jury Waiver, Governing Law, Venue, Attorneys’ Fees.

(a) Company warranties. Company warrants that the Products sold to Jobber under this Contract will meet Company’s then current specifications for the respective Product and that said Product will be in merchantable condition. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ARE MADE.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(b) Right to damages limited. UNLESS OTHERWISE PROHIBITED BY APPLICABLE STATE OR FEDERAL LAW, IN ANY ACTION OR LAWSUIT BASED UPON, RELATING TO OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS CONTRACT AND THE COMMERCIAL RELATIONSHIP CREATED THEREBY, INCLUDING BUT NOT LIMITED TO ACTS OR OCCURRENCES LEADING TO THE FORMATION OF THIS CONTRACT. JOBBER AGREES TO WAIVE, AND IN NO EVENT WILL COMPANY BE LIABLE OR RESPONSIBLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, ECONOMIC LOSS AND LOSS OF PROFITS), WHETHER UNDER TORT, BREACH OR OF CONTRACT, WARRANTY, STRICT LIABILITY, STATUTE, OR OTHERWISE.

(c) Statute of Limitations. UNLESS OTHERWISE PROHIBITED BY APPLICABLE STATE OR FEDERAL LAW, JOBBER MAY NOT BRING AN ACTION OR LAWSUIT FOR BREACH OF THIS CONTRACT OR ANY OTHER CLAIM BASED UPON, RELATING TO OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS CONTRACT AND THE COMMERCIAL RELATIONSHIP CREATED THEREBY, INCLUDING BUT NOT LIMITED TO ACTS OR OCCURRENCES LEADING TO THE FORMATION OF THIS CONTRACT, UNLESS SUCH ACTION OR LAWSUIT IS COMMENCED WITHIN 365 DAYS OF THE DATE OF THE ALLEGED BREACH OR OCCURRENCE REGARDLESS OF WHEN DISCOVERED.

(d) Jury Waiver. UNLESS OTHERWISE PROHIBITED BY APPLICABLE STATE OR FEDERAL LAW, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES THEIR RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON RELATING TO OR ARISING OUT OF DIRECTLY OR INDIRECTLY THIS CONTRACT AND THE COMMERCIAL RELATIONSHIP CREATED THEREBY, INCLUDING BUT NOT LIMITED TO ACTS OR OCCURRENCES LEADING TO THE FORMATION OF THIS CONTRACT. IN THE EVENT OF LITIGATION THIS CONTRACT MAY BE FILED AS PROOF OF WRITTEN CONSENT TO TRIAL BY THE COURT.

(e) Governing Law. UNLESS OTHERWISE PROHIBITED BY APPLICABLE STATE OR FEDERAL LAW, THIS CONTRACT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ITS CHOICE OF LAW RULES, AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THAT STATE IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE.

(f) Venue Selection. Unless otherwise prohibited by applicable state or federal law, any action or lawsuit under or related to this Contract shall be instituted in the United States District Court for the Northern District of Illinois, or the courts of the State of Illinois located in DuPage County, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such lawsuit, action or proceeding. The Parties hereby waive all questions of personal jurisdiction for the purposes of carrying out this Subsection. The Parties further agree that the Northern District of Illinois and DuPage County are convenient and reasonable forum for the resolution of any such disputes, and hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such lawsuit, action, or proceeding brought in such court has been brought in an inconvenient forum.

(g) Attorneys’ Fees. Unless otherwise prohibited by applicable state or federal law, in the event a lawsuit or action is brought by any Party based upon relating to or arising out of directly or indirectly in this Contract and the commercial relationship created thereby, including but not limited to acts or occurrences leading to the formation of this Contract, or in any appeal therefrom, it is agreed that if Company is the prevailing party, then Company shall be entitled to its reasonable attorneys’ fees, expenses, and costs to be fixed by the trial court and/or appellate court and to be paid by Jobber.

22. Force Majeure and Allocation.

(a) Force majeure. (1) Company will be excused from delay or nonperformance in the event of a refinery turnaround, whether partial or complete, or if it is otherwise unable to meet the demand for its Products at Company’s normal and usual distribution points for supplying Jobber (regardless of whether or not Company may have diverted certain supplies from such distribution points in order to alleviate shortages at other distribution points), or in the event of failure or delay due to exhaustion, reduction or unavailability of Product, or an element, item or component necessary in the manufacture, production, or delivery of such Product. (2) Either party will be excused from delay or nonperformance in the event of any condition whatsoever beyond said party’s reasonable control or reasonable foreseeability, and which is in no way the fault, in whole or in part, of the party seeking to be excused, that actually or proximately causes performance to be impossible, including without limitation: unavailability, failure, or delay of transportation; “Acts of God”; labor difficulties; explosions; storms; breakdown of machinery or equipment; fire; riots; war conditions in this or any other country; and compliance with any law or governmental order, regulation, recommendation, request or allocation program (whether voluntary or involuntary) precluding, directly or indirectly, said party’s ability to perform hereunder provided that the party seeking to be excused has taken every action reasonably within its powers to perform its duties under this

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Contract. Notwithstanding anything in Paragraph 22(a)(2) seemingly to the contrary, performance by either party cannot be avoided or excused merely because performance has become more economically burdensome or more costly than the party anticipated, or has become less profitable or unprofitable because of events or conditions outside the party’s reasonable control, such as a change in market forces or reduction in demand for the Products. In the event that an event or condition described in this Paragraph 22(a)(2) is temporary, performance will be excused only for the period during which such event or condition makes performance impossible.

(b) Allocation. In the event of any of the contingencies or conditions referred to in Paragraph 22(a) above, Company will have the right to curtail purchases or allocate its supply of Products for sale among its customers in any manner that it deems to be fair and reasonable under the circumstances, and will not be obligated to obtain or purchase other supplies of Products or in any way make up for any Product not available for purchase. Jobber will not hold Company responsible in any manner for any losses or damages which Jobber may claim as a result of any such curtailment or allocation by Company.

23. Discontinuance of Products or services. Company may at any time and for any reason: (a) discontinue the production or sale of any Product covered hereby; (b) change the specifications or grade of any such Product; (c) replace any such Product with another Product; (d) change or withdraw the brand and Trade Identities applicable to any such Product; (e) change or withdraw services, equipment or facilities offered in connection with any such Product, including, but not limited to, Payment Methods services or privileges; and/or (f) withdraw from marketing any such brand or Product in the trade area encompassing any Approved Retail Site and/or in which any of Jobber’s Designated Terminals are located. Company will not be liable to Jobber by reason of any such discontinuance, replacement, change or withdrawal.

24. Compliance with Laws.

(a) Compliance with laws generally. Jobber will comply, and require its Jobber-Marketers and other customers to comply, with any and all applicable laws and regulations of any and all governmental authorities regarding (i) the receipt, shipment, delivery, storage, handling, use, sale, dispensing, measuring, calibrating, labeling, invoicing, advertising and/or promoting of the Products purchased under this Contract; and (ii) payment card compliance.

(b) Compliance with environmental laws. Without limiting the foregoing, Jobber will comply, and require its Jobber-Marketers and other customers to comply, with any and all applicable laws and regulations promulgated by any and all governmental occupational, health and safety agencies and/or environmental protection agencies, including but not limited to: (I) the following federal Clean Air Act regulations and any corresponding state counterparts, as amended from time to time: (A) 40 CFR. Part 80, Subpart D, regarding reformulated gasoline; (B) 40 CFR. Part 80, Subpart C, regarding oxygenated gasoline; (C) 40 CFR. Part 80, Subpart B (specifically 40 C.F.R. sections 80.27 and 80.28), regarding gasoline volatility; (D) 40 CFR. Part 80, Subpart B (specifically 40 C.F.R. sections 80.29 and 80.30), regarding diesel fuel; and (E) 40 C.F.R. Part 80, Subpart G, regarding detergent-additize gasoline; (ii) the Resource Conservation and Recovery Act, as amended, 42 USC Section 6901 et seq.; (iii) the Clean Water Act, as amended, 33 USC Section 1251 et seq. ; and (iv) the Safe Drinking Water Act, as amended, 42 USC Section 300f et seq.

(c) Compliance with laws regarding youth access to tobacco. Jobber will comply, and require its Jobber-Marketers to comply, with all laws regarding youth access to tobacco. Violation(s) of such laws can constitute grounds for termination or non-renewal of this Contract.

(d) Americans with Disabilities Act. Jobber and its Jobber-Marketers will maintain accessible features, including but not limited to Service Animals and accessible paths of access at each Approved Retail Site in compliance with all applicable federal, local and state accessibility laws under the Americans with Disabilities Act (“ADA).

(e) Company’s right to monitor compliance. As part of Company’s compliance programs, Jobber acknowledges and agrees that Company will have the right to enter upon any premises, including any Approved Retail Site, in or upon which any records necessary to demonstrate Jobber’s compliance with the obligations referred to in Paragraphs 19, 24(a), 24(b) and 24(c) above are kept. Jobber also grants to Company the right to obtain and/or copy any records, inspect any equipment and sample any Products covered by this Contract.

(f) Anti-Money Laundering and Bribery. Company expressly prohibits payment of bribes and also payment of any so-called “facilitation” or “grease” payments in connection with Company’s business operations by any party engaged to provide goods or services to Company. Therefore, Jobber represents and warrants that it has complied and shall comply with all anti-corruption laws applicable to either party and that it will comply with the principles of Company’s Code of Conduct in connection with this Contract. Jobber represents and warrants that it has not made, offered, promised or authorized and will not make, offer, promise or authorize any improper or illegal payment, gift or other advantage, whether directly or through any other person or entity, to any third party, including any “government official” (i.e., any person holding a legislative, administrative, or judicial office, including any person employed by or acting on

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

behalf of a public agency, a government-controlled enterprise, or a public international organization) or any political party or political party official or candidate for office, for purposes of influencing official actions or decisions or securing any improper advantage in order to obtain or retain business or where it would otherwise be improper for such advantage to be accepted. Except as otherwise disclosed in writing to Company, as of the date of execution of this Contract and during the term of this Contract, no “government official” is or will become associated with, or will own or presently owns any interest in Jobber. At the request of Company, Jobber shall allow Company to review or audit Jobber’s books, records and files relating to this Contract and Jobber will provide information and answer any reasonable questions that Company may have relating to Jobber’s performance of this Contract in order to assess compliance with this Paragraph 24(e). Company shall have the right to terminate this Contract and/or suspend performance hereunder with immediate effect if Company reasonably believes in good faith that any of the agreements, undertakings, representations or requirements set forth in this Paragraph 24(e) have not been complied with or fulfilled by Jobber.

25. Taxes. Jobber will pay, or will reimburse Company for Company’s payment of, any tax, inspection or environmental fee, duty, tariff or other like charge (including penalty and interest, if any) imposed, levied, or assessed by federal, state, local, Native American, or foreign authority upon the Products or transactions covered by this Contract, or upon the import, manufacture, storage, sale, use, transportation, delivery, or export of the Products covered by this Contract, or upon the privilege of doing any of these activities, whether imposed on or measured by the volume, price, or proceeds of sale of the Products covered by this Contract.

26. Confidentiality. Jobber acknowledges and agrees that the guidelines, manuals, methods, policies, procedures, programs, software, specifications, standards (both operational and visual), strategies and all related information provided by, or on behalf of, Company are proprietary and confidential (individually and collectively, “Confidential Information”). Accordingly, Jobber will not disclose any Confidential Information to third parties or use it for any purpose not authorized by Company, unless otherwise required by law. In addition, Jobber may only disclose Confidential Information to its employees and its Jobber-Marketers on a ‘need to know’ basis and only then if Jobber, its employees and its Jobber-Marketers undertake to keep said disclosures confidential.

27. Notices. All notices given under this Contract will be deemed properly served if delivered in writing personally, or sent by a nationally recognized digital transaction management services for facilitating electronic exchanges of contracts and signed documents such as DocuSign to a valid email address, or sent by certified mail (return receipt requested) to Company or Jobber at the addresses indicated in the introduction to this Contract. The date of notice will be the date deposited in the U.S. mail or, if delivered personally, the date of delivery. Any change of address of a party will be communicated to the other party by written notice in accordance with the terms of this Paragraph 27.

28. Entire Contract. This Contract cancels and supersedes all prior written and unwritten agreements, attachments, schedules, appendices, amendments and understandings between the parties pertaining to the matters covered in this Contract, except any indebtedness owed to Company, and contains the entire agreement between the parties. No representations or statements, other than those expressly set forth in this Contract were relied upon by the parties in entering into this Contract. No amendment, modification or waiver of, addition to, or deletion from the terms of this Contract will be effective unless reduced to writing and signed by Jobber and a properly authorized Company representative with actual authority to bind the Company.

BY SIGNATURE BELOW, JOBBER AFFIRMS AND REPRESENTS THAT NO PROMISES WERE MADE IN ORDER TO INDUCE JOBBER TO EXECUTE THIS CONTRACT.

/s/ Arie Kotler
(Jobber’s signature)

29. Severability. In the event one or more paragraphs of this Contract, or portions of any paragraph, are declared or adjudged invalid or void by a court of competent jurisdiction, or in the event there is a change in any law that would invalidate any clause in this Contract, the remaining paragraphs of this Contract, or remaining portions of any paragraph, will remain in full force and affect. Company may, in the alternative and at its sole discretion, cancel this Contract with due notice to Jobber.

30. No Waiver. No course of dealing and no failure to act on any incident of breach under this Contract will be construed against Company as a waiver of its right to act in the future. The waiver of any breach of any term or condition in this Contract will not be construed as a waiver of any subsequent breach of the same or any other term or condition. Any failure by Company to enforce its rights or to seek remedies for any breach of this Contract will not prejudice its rights or available remedies for any subsequent breach by Jobber.

31. Paragraph Titles. The titles and subtitles of paragraphs in this Contract are for reference and identification purposes only. They are not intended to modify, restrict or expand upon the content of the paragraphs themselves.

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

32. Capitalized Terms/Definitions. Capitalized terms in the Contract will be defined and have the meanings as set forth herein.

33. Execution. This Contract will not be binding upon Company unless and until it is signed by Jobber and a Company representative with actual authority to bind the Company and a fully executed copy is returned to Jobber.

34. Date of Contract. The date of this Contract is the date of the last party to sign, as indicated in the signature block.

35. Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Contract are intended to authenticate this writing and to have the same force and effect as manual signatures.

In Witness Whereof, the parties hereto have executed this Contract on the date stated.

Jobber:	GPM Petroleum LLC	BP Products North America Inc.

Signature:	/s/ Arie Kotler	Signature:	/s/ Christopher Laux
Print Name:	Arie Kotler	Print Name:	Christopher Laux
Title:	CEO	Title:	Business Development Manager

Date:	January 31, 2020	Date:	January 31, 2020

Certification of Limited Liability Company (Jobber)- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Jobber SAP Number: 90204295
Attachment A - Approved Retail Sites and Jobber’s Designated Terminals BJC-A (9-2017)

[See Attached]

Attachment A -Approved Retail Sites and Jobber’s Designated Terminals- GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Jobber SAP Number: 90204295
Attachment A-1 Minimum Annual Volume Requirement Schedule BJC-A1 (9-2017)

Minimum Annual Volume Requirement Schedule

Years	Dates (MM-DD-YY to MM-DD-YY)	Minimum Annual Volume Requirement (gallons)
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	to
5	to
6	to
7	to
8	to
9	to
10	to

Jobber:	GPM Petroleum LLC	BP Products North America Inc.

Signature:	/s/ Arie Kotler	Signature:	/s/ Christopher Laux
Print Name:	Arie Kotler	Print Name:	Christopher Laux
Title:	CEO	Title:	Business Development Manager

Date:	January 31, 2020	Date:	January 31, 2020

Attachment A-1 -Minimum Annual Volume Requirement Schedule - GPM Petroleum LLC

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Revised Summary of Title I of the Petroleum Marketing Practices Act

AGENCY: Department of Energy

ACTION: Notice

SUMMARY: This notice contains a summary of Title I of the Petroleum Marketing Practices Act, as amended (the Act). The Petroleum Marketing Practices Act was originally enacted on June 19, 1978, and was amended by the Petroleum Marketing Practices Act Amendments of 1994, enacted on October 19, 1994. On August 30, 1978, the Department of Energy published in the Federal Register a summary of the provisions of Title I of the 1978 law, as required by the Act. The Department is publishing this revised summary to reflect key changes made by the 1994 amendments.

The Act is intended to protect franchised distributors and retailers of gasoline and diesel motor fuel against arbitrary or discriminatory termination or nonrenewal of franchises. This summary describes the reasons for which a franchise may be terminated or not renewed under the law, the responsibilities of franchisors, and the remedies and relief available to franchisees. The Act requires franchisors to give franchisees copies of the summary contained in this notice whenever notification of termination or non renewal of a franchise is given.

SUPPLEMENTARY INFORMATION:

Title I of the Petroleum Marketing Practices Act, as amended, 15 U.S.C. §§2801-2806, provides for the protection of franchised distributors and retailers of motor fuel by establishing minimum Federal standards governing the termination of franchises and the nonrenewal of franchise relationships by the franchisor or distributor of such fuel.

Section 104(d)(1) of the Act required the Secretary of Energy to publish in the Federal Register a simple and concise summary of the provisions of Title I, including a statement of the respective responsibilities of, and the remedies and relief available to, franchisors and franchisees under the title. The Department published this summary in the Federal Register on August 30, 1978. 43 F.R. 38743 (1978).

In 1994 the Congress enacted the Petroleum Marketing Practices Act Amendments to affirm and clarify certain key provisions of the 1978 statute. Among the key issues addressed in the 1994 amendments are: (1) termination or nonrenewal of franchised dealers by their franchisors for purposes of conversion to “company” operation; (2) application of state law; (3) the rights and obligations of franchisors and franchisees in third-party lease situations; and (4) waiver of rights limitations. See H.R. REP. NO. 737, 103rd Cong., 2nd Sess. 2 (1994), reprinted in 1994 U.S.C.C.A.N. 2780. Congress intended to: (1) make explicit that upon renewal a franchisor may not insist on changes to a franchise agreement where the purpose of such changes is to prevent renewal in order to convert a franchisee-operated service station into a company-operated service station; (2) make clear that where the franchisor has an option to continue the lease or to purchase the premises but does not wish to do so, the franchisor must offer to assign the option to the franchisee; (3) make clear that no franchisor may require, as a condition of entering or renewing a franchise agreement, that a franchisee waive any rights under the Petroleum Marketing Practices Act, any other Federal law, or any state law; and (4) reconfirm the limited scope of Federal preemption under the Act. Id.

The summary which follows reflects key changes to the statute resulting from the 1994 amendments. The Act requires franchisors to give copies of this summary statement to their franchisees when entering into an agreement to terminate the franchise or not to renew the franchise relationship, and when giving notification of termination or nonrenewal. This summary does not purport to interpret the Act, as amended, or to create new legal rights.

In addition to the summary of the provisions of Title I, a more detailed description of the definitions contained in the Act and of the legal remedies available to franchisees is also included in this notice, following the summary statement.

Summary of Legal Rights of Motor Fuel Franchisees

This is a summary of the franchise protection provisions of the Federal Petroleum Marketing Practices Act, as amended in 1994 (the Act), 15 U.S.C §§2801-2806. This summary must be given to you, as a person holding a franchise for the sale, consignment or distribution of gasoline or diesel motor fuel, in connection with any termination, or nonrenewal of your franchise by your franchising company (referred to in this summary as your supplier).

You should read this summary carefully, and refer to the Act if necessary, to determine whether a proposed termination or nonrenewal of your franchise is lawful, and what legal remedies are available to you if you think the proposed termination or failure to renew is not lawful. In addition, if you think your supplier has failed to comply with the Act, you may wish to consult an attorney in order to enforce your legal rights.

The franchise protection provisions of the Act apply to a variety of franchise agreements. The term “franchise” is broadly defined as a license to use a motor fuel trademark, which is owned or controlled by a refiner and it includes secondary agreements such as leases of real property and motor fuel supply agreements which have existed continuously since May 15, 1973, regardless of a subsequent withdrawal of a trademark. Thus, if you have lost the use of a trademark previously granted by your supplier but have continued to receive motor fuel supplies through a continuation of a supply agreement with your supplier, you are protected under the Act.

Any issue arising under your franchise which is not governed by this Act will be governed by the law of the State in which the principal place of business of your franchise is located.

Although a State may specify the terms and conditions under which your franchise may be transferred upon the death of the franchisee, it may not require a payment to you (the franchisee) for the goodwill of a franchise upon termination or nonrenewal.

The Act is intended to protect you, whether you are a distributor or a retailer, from arbitrary or discriminatory termination or nonrenewal of your franchise agreement. To accomplish this, the Act first lists the reasons for which termination or nonrenewal is permitted. Any notice of termination or nonrenewal must state the precise reason, as listed in the Act, for which the particular termination or nonrenewal is being made. These reasons are described below under the headings “Reasons for Termination” and “Reasons for Nonrenewal.”

The Act also requires your supplier to give you a written notice of termination or intention not to renew the franchise within certain time periods. These requirements are summarized below under the heading “Notice Requirements for Termination or Nonrenewal.”

The Act also provides certain special requirements with regard to trial and interim franchise agreements, which are described below under the heading “Trial and Interim Franchises.”

The Act gives you certain legal rights if your supplier terminates or does not renew your franchise in a way that is not permitted by the Act. These legal rights are described below under the heading “Your Legal Rights.”

The Act contains provisions pertaining to waiver of franchisee rights and applicable State law. These provisions are described under the heading “Waiver of Rights and Applicable State Law.”

This summary is intended as a simple and concise description of the general nature of your rights under the Act. For a more detailed description of these rights, you should read the text of the Petroleum Marketing Practices Act, as amended in 1994 (15 U.S.C. §§2801-2806). This summary does not purport to interpret the Act, as amended, or to create new legal rights.

Page 1 - Revised Summary of Title I of the Petroleum Marketing Practices Act (PMPA)

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C. Unsafe or Unhealthful Operations

If you have failed repeatedly to operate your marketing premises in a clean, safe and healthful manner after repeated notices from your supplier, your supplier may decline to renew the franchise.

D. Operation of Franchise is Uneconomical

Under certain conditions specified in the Act, your supplier may decline to renew your franchise if he has determined that renewal of the franchise is likely to be uneconomical. Your supplier may also decline to renew your franchise if he has decided to convert your marketing premises to a use other than for the sale of motor fuel, to sell the premises, or to materially alter, add to, or replace the premises.

III. Notice Requirements for Termination or Nonrenewal

The following is a description of the requirements for the notice which your supplier must give you before he may terminate your franchise or decline to renew your franchise relationship. These notice requirements apply to all franchise terminations, including franchises entered into before June 19, 1978 and trial and interim franchises, as well as to all nonrenewals of franchise relationships.

A. How Much Notice Is Required

In most cases, your supplier must give you notice of termination or nonrenewal at least 90 days before the termination or nonrenewal takes effect.

In circumstances where it would not be reasonable for your supplier to give you 90 days notice, he must give you notice as soon as he can do so. In addition, if the franchise involves leased marketing premises, your supplier may not establish a new franchise relationship involving the same premises until 30 days after notice was given to you or the date the termination or nonrenewal takes effect, whichever is later. If the franchise agreement permits, your supplier my repossess the premises and, in reasonable circumstances, operate them through his employees or agents.

If the termination or nonrenewal is based upon a determination to withdraw from the marketing of motor fuel in the area, your supplier must give you notice at least 180 days before the termination or nonrenewal takes effect.

B. Manner and Contents of Notice

To be valid, the notice must be in writing and must be sent by certified mail or personally delivered to you. It must contain: (1) A statement of your supplier’s intention to terminate the franchise or not to renew the franchise relationship, together with his reasons for this action; (2) The date the termination or nonrenewal takes effect; and (3) A copy of this summary.

IV. Trial Franchises and Interim Franchises

The following is a description of the special requirements that apply to trial and interim franchises.

A. Trial Franchises

A trial franchise is a franchise, entered into on or after June 19, 1978, in which the franchisee has not previously been a party to a franchise with the franchisor and which has an initial term of 1 year or less. A trial franchise must be in writing and must make certain disclosures, including that it is a trial franchise, and that the franchisor has the right not to renew the franchise relationship at the end of the initial term by giving the franchisee proper notice.

The unexpired portion of a transferred franchise (other than as a trial franchise, as described above) does not qualify as a trial franchise.

In exercising his right not to renew a trial franchise at the end of its initial term, your supplier must comply with the notice requirements described above under the heading “Notice Requirements for Termination or Nonrenewal.”

B. Interim Franchises

An interim franchise is a franchise, entered into on or after June 19, 1978, the duration of which, when combined with the terms of all prior interim franchises between the franchisor and the franchisee, does not exceed three years, and which begins immediately after the expiration of a prior franchise involving the same marketing premises which was not renewed, based on a lawful determination by the franchisor to withdraw from marketing activities in the geographic area in which the franchisee operates.

An interim franchise must be in writing and must make certain disclosures, including that it is an interim franchise and that the franchisor has the right not to renew the franchise at the end of the term based upon a lawful determination to withdraw from marketing activities in the geographic area in which the franchisee operates.

In exercising his right not to renew a franchise relationship under an interim franchise at the end of its term, your supplier must comply with the notice requirements described above under the heading “Notice Requirements for Termination or Nonrenewal.”

V. Your Legal Rights

Under the enforcement provisions of the Act, you have the right to sue your supplier if he fails to comply with the requirements of the Act. The courts are authorized to grant whatever equitable relief is necessary to remedy the effects of your supplier’s failure to comply with the requirements of the Act, including declaratory judgment, mandatory or prohibitive injunctive relief, and interim equitable relief. Actual damages, exemplary (punitive) damages under certain circumstances, and reasonable attorney and expert witness fees are also authorized. For a more detailed description of these legal remedies you should read the text of the Act. 15 U.S.C. §§2801-2806.

VI. Waiver of Rights and Applicable State Law

Your supplier may not require, as a condition of entering into or renewing the franchise relationship, that you relinquish or waive any right that you have under this or any other Federal law or applicable State law. In addition, no provision in a franchise agreement would be valid or enforceable if the provision specifies that the franchise would be governed by the law of any State other than the one in which the principal place of business for the franchise is located.

Further Discussion of Title I - Definitions and Legal Remedies

I. Definitions

Section 101 of the Petroleum Marketing Practices Act sets forth definitions of the key terms used throughout the franchise protection provisions of the Act. The definitions from the Act which are listed below are of those terms which are most essential for purposes of the summary statement. (You should consult section 101 of the Act for additional definitions not included here.)

A. Franchise

A “franchise” is any contract between a refiner and a distributor, between a refiner and a retailer, between a distributor and another distributor, or between a distributor and a retailer, under which a refiner or distributor (as the case may be) authorizes or permits a retailer or distributor to use, in connection with the sale, consignment, or distribution of motor fuel, a trademark which is owned or controlled by such refiner or by a refiner which supplies motor fuel to the distributor which authorizes or permits such use.

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The term “franchise” includes any contract under which a retailer or distributor (as the case may be) is authorized or permitted to occupy leased marketing premises, which premises are to be employed in connection with the sale, consignment, or distribution of motor fuel under a trademark which is owned or controlled by such refiner or by a refiner which supplies motor fuel to the distributor which authorizes or permits such occupancy. The term also includes any contract pertaining to the supply of motor fuel which is to be sold, consigned or distributed under a trademark owned or controlled by a refiner, or under a contract which has existed continuously since May 15, 1973, and pursuant to which, on May 15, 1973, motor fuel was sold, consigned or distributed under a trademark owned or controlled on such date by a refiner. The unexpired portion of a transferred franchise is also included in the definition of the term.

B. Franchise Relationship

The term “franchise relationship” refers to the respective motor fuel marketing or distribution obligations and responsibilities of a franchisor and a franchisee which result from the marketing of motor fuel under a franchise.

C. Franchisee

A “franchisee” is a retailer or distributor who is authorized or permitted, under a franchise, to use a trademark in connection with the sale, consignment, or distribution of motor fuel.

D. Franchisor

A “franchisor” is a refiner or distributor who authorizes or permits, under a franchise, a retailer or distributor to use a trademark in connection with the sale, consignment, or distribution of motor fuel.

E. Marketing Premises

“Marketing premises” are the premises which, under a franchise, are to be employed by the franchisee in connection with the sale, consignment, or distribution of motor fuel.

F. Leased Marketing Premises

“Leased marketing premises” are marketing premises owned, leased or in any way controlled by a franchisor and which the franchisee is authorized or permitted, under the franchise, to employ in connection with the sale, consignment, or distribution of motor fuel.

G. Fail to Renew and Nonrenewal

The terms “fail to renew” and “nonrenewal” refer to a failure to reinstate, continue, or extend a franchise relationship (1) at the conclusion of the term, or on the expiration date, stated in the relevant franchise, (2) at any time, in the case of the relevant franchise which does not state a term of duration or an expiration date, or (3) following a termination (on or after June 19, 1978) of the relevant franchise which was entered into prior to June 19, 1978 and has not been renewed after such date.

II. Legal Remedies Available to Franchisee

The following is a more detailed description of the remedies available to the franchisee if a franchise is terminated or not renewed in a way that fails to comply with the Act.

A. Franchisee’s Right to Sue

A franchisee may bring a civil action in United States District Court against a franchisor who does not comply with the requirements of the Act. The action must be brought within one year after the date of termination or nonrenewal or the date the franchisor fails to comply with the requirements of the law, whichever is later.

B. Equitable Relief

Courts are authorized to grant whatever equitable relief is necessary to remedy the effects of a violation of the law’s requirements. Courts are directed to grant a preliminary injunction if the franchisee shows that there are sufficiently serious questions, going to the merits of the case, to make them a fair ground for litigation, and if, on balance, the hardship which the franchisee would suffer if the preliminary injunction is not granted will be greater than the hardship which the franchisor would suffer if such relief is granted.

Courts are not required to order continuation or renewal of the franchise relationship if the action was brought after the expiration of the period during which the franchisee was on notice concerning the franchisor’s intention to terminate or not renew the franchise agreement.

C. Burden of Proof

In an action under the Act, the franchisee has the burden of proving that the franchise was terminated or not renewed. The franchisor has the burden of proving, as an affirmative defense, that the termination or nonrenewal was permitted under the Act and, if applicable, that the franchisor complied with certain other requirements relating to terminations and nonrenewals based on condemnation or destruction of the marketing premises.

D. Damages

A franchisee who prevails in an action under the Act is entitled to actual damages and reasonable attorney and expert witness fees. If the action was based upon conduct of the franchisor which was in willful disregard of the Act’s requirements or the franchisee’s rights under the Act, exemplary (punitive) damages may be awarded where appropriate. The court, and not the jury, will decide whether to award exemplary damages and, if so, in what amount.

On the other hand, if the court finds that the franchisee’s action is frivolous, it may order the franchisee to pay reasonable attorney and expert witness fees.

E. Franchisor’s Defense to Permanent Injunctive Relief

Courts may not order a continuation or renewal of a franchise relationship if the franchisor shows that the basis of the non-renewal of the franchise relationship was a determination made in good faith and in the normal course of business:

(1) To convert the leased marketing premises to a use other than the sale or distribution of motor fuel;

(2) To materially alter, add to, or replace such premises;

(3) To sell such premises;

(4) To withdraw from marketing activities in the geographic area in which such premises are located; or

(5) That the renewal of the franchise relationship is likely to be uneconomical to the franchisor despite any reasonable changes or additions to the franchise provisions which may be acceptable to the franchisee.

In making this defense, the franchisor also must show that he has complied with the notice provisions of the Act.

This defense to permanent injunctive relief, however, does not affect the franchisee’s right to recover actual damages and reasonable attorney and expert witness fees if the nonrenewal is otherwise prohibited under the Act.

Issued in Washington, D.C. on June 12, 1996.

Form BJC-PMPA (10-2001)

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2007 PMPA AMENDMENT

15 U.S.C. § 2807. Prohibition on restriction of installation of renewable fuel pumps.

(a) Definition

In this section:

(1) Renewable fuel

The term “renewable fuel” means any fuel—

(A) at least 85 percent of the volume of which consists of ethanol; or

(B) any mixture of biodiesel and diesel or renewable diesel (as defined in regulations adopted pursuant to section 7545(o) of Title 42 (40 CFR, part 80)), determined without regard to any use of kerosene and containing at least 20 percent biodiesel or renewable diesel.

(2) Franchise-related document

The term “franchise-related document” means—

(A) a franchise under this Chapter; and

(B) any other contract or directive of a franchisor relating to terms or conditions of the sale of fuel by a franchisee.

(b) Prohibitions

(1) In general

No franchise-related document entered into or renewed on or after December 19, 2007, shall contain any provision allowing a franchisor to restrict the franchisee or any affiliate of the franchisee from—

(A) installing on the marketing premises of the franchisee a renewable fuel pump or tank, except that the franchisee’s franchisor may restrict the installation of a tank on leased marketing premises of such franchisor;

(B) converting an existing tank or pump on the marketing premises of the franchisee for renewable fuel use, so long as such tank or pump and the piping connecting them are either warranted by the manufacturer or certified by a recognized standards setting organization to be suitable for use with such renewable fuel;

(C) advertising (including through the use of signage) the sale of any renewable fuel;

(D) selling renewable fuel in any specified area on the marketing premises of the franchisee (including any area in which a name or logo of a franchisor or any other entity appears);

(E) purchasing renewable fuel from sources other than the franchisor if the franchisor does not offer its own renewable fuel for sale by the franchisee;

(F) listing renewable fuel availability or prices, including on service station signs, fuel dispensers, or light poles; or

(G) allowing for payment of renewable fuel with a credit card, so long as such activities described in subparagraphs (A) through (G) do not constitute mislabeling, misbranding, willful adulteration, or other trademark violations by the franchisee.

(2) Effect of provision

Nothing in this section shall be construed to preclude a franchisor from requiring the franchisee to obtain reasonable indemnification and insurance policies.

(c) Exception to 3-grade requirement

No franchise-related document that requires that 3 grades of gasoline be sold by the applicable franchisee will prevent the franchisee from selling a renewable fuel in lieu of 1, and only 1, grade of gasoline.

*Form BJC-PMPA AM (10-2008)

Page 5 - Revised Summary of Title I of the Petroleum Marketing Practices Act (PMPA)